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AMENDMENT NO. 2 TO SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary information statement
☒	Definitive information statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ADVANCED MATERIALS GROUP, INC. (Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADVANCED MATERIALS GROUP, INC.
20211 S. Susana Road
Rancho Dominguez, CA 90221

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

        Our board of directors is furnishing this information statement to the holders of record of the issued and outstanding shares of our common stock, $.001 par value, as of the close of business on April 28, 2003 (the "record date"), in connection with our proposed sale of our Ireland subsidiary, Advanced Materials Limited (the "Action"). Our board of directors unanimously approved a letter of intent relating to the Action by written consent effective as of June 13, 2003.

        Chapter 78 of the Nevada Revised Statutes ("Nevada Code") requires us to obtain stockholder approval of the Action. We have one class of capital stock outstanding, common stock. Only holders of record of our common stock at the close of business on the record date are entitled to approve and adopt the Action. As of the record date, 8,671,272 shares of our common stock were issued and outstanding. Each share of our common stock issued and outstanding on the record date is entitled to one vote with regard to the approval and adoption of the Action. There are no dissenters' rights of appraisal with respect to the Action.

        Under the Nevada Code, our stockholders may approve the Action without a meeting, without prior notice and without a vote if, before or after the Action, a written consent to the Action is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted (here, a majority of the outstanding shares of common stock). The holders of a majority of the shares of our common stock outstanding as of the record date, who include directors, affiliates of directors and major stockholders with whom we routinely share information on a confidential basis (a total of nine stockholders and their affiliates), approved the Action by written consent dated effective as of June 16, 2003. These stockholders held shares representing approximately 51% of the total voting power as of the record date. Accordingly, your consent is not required and is not being solicited in connection with the Action. See "Information About Approvals of the Action—Approval of the Action By Our Board and Stockholders" at page 21 for further details.

        We will pay the expenses of furnishing this information statement, including the cost of preparing, assembling and mailing this information statement. We anticipate that this information statement will be sent or given on or about October 1, 2003 to the holders of our common stock as of the record date, and that the Action will be consummated no earlier than the twentieth day after this information statement is sent or given to those holders of our common stock.

SUMMARY SHEET

        The following is a brief summary of the material terms of the Action. More detailed information is contained in the portions of this information statement cross-referenced below. You should carefully read this information statement and the other documents referred to in this information statement in their entirety for a more complete understanding of the terms and significance of the Action.

Key Parties to the Action
Advanced Materials Group, Inc.
We are a Nevada corporation. Our common stock, $.001 par value, is traded on the OTC Bulletin Board under the symbol "ADMG." See "Information About the Key Parties to the Action—About Us" at page 4 for a description of our business.
Advanced Materials Limited
Advanced Materials Limited ("AML-Ireland") is one of our wholly-owned subsidiaries and is based in Ireland. AML-Ireland accounted for 33%, 27%, 24% and 17% of our net sales for the six-month period ended May 31, 2003 and the fiscal years ended November 30, 2002, 2001 and 2000, respectively. AML-Ireland accounted for 41%, 27%, 25% and 17% of our total assets as of May 31, 2003 and November 30, 2002, 2001 and 2000, respectively. During the six-month period ended May 31, 2003 and the fiscal years ended November 30, 2002, 2001 and 2000, AML-Ireland had net income before corporate allocations of $283,000, $547,000, $521,000 and $603,000, respectively. During those same periods, we reported consolidated net (loss) income of ($93,000), ($474,000), ($3,386,000) and $1,173,000, respectively. See "Information About the Key Parties to the Action—About AML-Ireland" at page 12 for a description of AML-Ireland.
Tom Lane Investment Group
Tom Lane Investment Group ("TLIG") is a group of investors headed Tom Lane, one of our executive officers, to acquire AML-Ireland. See "Information About the Key Parties to the Action—About Tom Lane Investment Group" at page 12 for a description of TLIG.
Key Terms of the Action
Basic Terms
We intend to sell all of the outstanding shares of capital stock of AML-Ireland to TLIG, its nominee, or any company newly incorporated for this purpose, in consideration for our receipt at the closing of the Action of $1,100,121 in cash, forgiveness of an $813,083 loan that we owe to AML-Ireland, and forgiveness of an estimated $1,311,616 in trade payables that we owe to AML-Ireland. See "Information About Key Terms of the Action—Basic Terms" at page 13 for further details and for a description of possible adjustments to these amounts.

Estimated Closing Date
We anticipate that the Action will be consummated on or about October 31, 2003. However, in no event will the Action be consummated earlier than the twentieth day after this information statement is sent or given to those persons or entities that held our common stock as of the record date.
Key Reasons for and Anticipated Impacts of the Action
Key Reasons for the Action
The sale of AML-Ireland will allow us to obtain cash needed to build our business in the United States, where we believe we have more potential for growth than in Europe. See "Key Reasons for the Action" at page 19 for further details.
Financial Information	See "Financial Information" at page 22 for selected historical financial data and pro forma financial data and Exhibits B, C, D and E.
Key Impacts if the Action is Not Consummated
Under Nevada law, our board of directors may abandon the Action if it determines that the Action no longer appears to be in the best interests of our company. If the Action is not consummated, we will not have the funds from the Action available to solidify and potentially expand our United States operations. We may consider an alternative buyer if the Action is not consummated.
Approval of the Action
Approval by Our Board
Our board of directors unanimously approved a letter of intent relating to the Action by written consent effective as of June 13, 2003. See "Information About Approvals of the Action—Approval of the Action By Our Board and Stockholders" at page 21 for further details.
Approval by Our Stockholders
Our board of directors set April 28, 2003 as the record date for determining the stockholders entitled to approve the Action. The holders of a majority of the shares of our common stock outstanding as of the record date, who include directors, affiliates of directors and major shareholders with whom we routinely share information on a confidential basis, approved the Action by written consent dated effective as of June 16, 2003. Accordingly, your consent is not required and is not being solicited in connection with the Action. There are no dissenters' rights of appraisal with respect to the Action. See "Information About Approvals of the Action—Approval of the Action By Our Board and Stockholders" at page 21 for further details.
Approval by the Other Parties to the Action	AML-Ireland and TLIG have committed to obtain any required board and stockholder approvals.
Regulatory Approvals
To our knowledge, there are no state, United States federal or Irish regulatory requirements with which the Action must comply, nor are there any such governmental consents or approvals that must be obtained in connection with the Action.

INFORMATION ABOUT THE KEY PARTIES TO THE ACTION

About Us

General

        We develop, manufacture and market a wide variety of industrial products. Our principal subsidiary, Advanced Materials, Inc. ("AM") (formerly known as Wilshire Advanced Materials, Inc.), is the successor to a 49 year old business that converts specialty materials, including foams, foils, films and adhesive composites, into components and finished products such as printer cartridge inserts and inking felts, disk drive gaskets, automobile air conditioning insulators, water and dust seals, surgical pads and applicators for the medical, electronics, automotive and consumer products markets. We formed Advanced Materials Foreign Sales Corporation Ltd. ("AM FSC") in 1997 as a wholly-owned subsidiary of AM to conduct the same business activities in the Asian market. AML-Ireland was formed in 1997 as a wholly-owned subsidiary of AMG to conduct the same business activities in the European market.

        We were formerly known as Far West Ventures, Inc. and were incorporated in Nevada in October 1986. We were inactive from January 1990 until April 1993, when we acquired AM. AM had been formed as a California corporation in August 1992 for the purpose of acquiring the assets of the General Foam Products division of Wilshire Technologies, Inc.

        Our principal executive offices are located at 20211 S. Susana Road, Rancho Dominguez, California 90221, and our telephone number is (310) 537-5444.

Business Strategy

        We are a leading supplier of specialty polymeric and advanced materials. Polymers are synthetic chemical structures used in a variety of configurations and products. The worldwide market for specialty industrial products used as components in industrial products is substantial. We believe that manufacturers are increasingly recognizing the value in conserving or reallocating their resources by outsourcing the specialty components of their products. We have been positioning ourselves in the marketplace to benefit from this trend and are continuously looking for new materials to work with.

        In past years, our strategy has been to penetrate foreign marketplaces by establishing fabrication plants in such areas as Singapore and Ireland. Plants located in Ireland and Singapore began production in 1998. AML-Ireland operates the Ireland facility. We formed AM FSC to enter into a strategic manufacturing agreement in Singapore and in 1998 entered into a ten-year agreement with Foamex Asia ("Foamex"). The terms of the agreement call for AM FSC to provide certain production equipment and technology to Foamex. Foamex, in turn, provides its manufacturing facilities and workforce to fabricate foam products at its Singapore facility. See further discussion at page 6 under the heading "Manufacturing Agreement in Singapore."

        Because our European operations have not expanded significantly beyond the initial customer, we are changing our strategy to concentrate primarily on building our United States operations. Our long-term strategy includes the identification and acquisition of undervalued entities in the United States, which we believe will add strategic and economic value to our product lines and competitive positioning.

Products

        We manufacture a variety of specialty materials, including foams, foils, films and adhesive composites, into components and finished products for the automotive, electronics, medical and consumer products markets. These products include foam inserts for computer printer cartridges, insulators used in automobile air conditioners, inking felts used in printers, water and dust seals for automobiles, computers, printers and HVAC systems, foam filters for trucks, computers and electrical humidifiers, sound attenuation foam, and foam/fabric composites for cushions and padding in helmets, soft luggage and other consumer products. In addition, private label manufacturing of products for medical accounts include electrosurgical grounding pads, sponges, neck braces, kneepads and other specialty foam products. All of these products are designed and produced to meet the specifications of each customer. We typically provide no warranty for our products other than compliance with specifications at the time of delivery.

        All of the products we produce are manufactured to customer specifications. Accordingly, we do not engage in research and development of new products. We have, however, acquired new and advanced equipment, an example of which is impulse-sealing equipment for making foam/non-woven filters, in order to maintain production capabilities consistent with our customers' specifications.

Manufacturing

        Our corporate headquarters and AM fabrication facility is located in Rancho Dominguez, California. This facility is approximately 56,000 square feet and services the United States and parts of the Pacific Rim area. A substantial amount of the manufacturing equipment has been designed and constructed by AM.

        AM FSC has a strategic manufacturing agreement in Singapore with Foamex. The terms of the agreement call for AM FSC to lease production equipment and provide certain technology to Foamex. Foamex in turn provides its manufacturing facilities and workforce to fabricate foam products at its Singapore facility. See discussion at page 6 under the heading "Manufacturing Agreement in Singapore."

        AM has developed and employs a wide variety of advanced processing techniques in fabricating its products. These techniques include thermoforming, vacuum forming, flame lamination, pressure sensitive lamination, die cutting and slitting.

        Thermoforming is a process that involves heating a foam or foam/fabric laminate until the material is pliable, using pressure to form the material into a mold, and then cooling the material until it takes the form of the mold. AM produces backpack components and display cases using its thermoforming equipment.

        Vacuum forming is a process that involves heating a foam until the material is pliable and then pulling the material into a cooled mold using a vacuum to get intimate contact to the mold surface with the material, which then takes the form of the mold. AM produces automotive air conditioner insulators and computer mouse pad components with its vacuum forming equipment.

        Flame lamination is a process that involves the use of a flame to melt a thin layer on the surface of the foam, and then applying fabric against the surface, and as the foam surface cools it forms a glue layer to the fabric. AM uses this process to fabricate leather substitute products such as holsters, luggage and weight training belts.

        Pressure sensitive lamination is a process that involves the use of heat and pressure to apply an adhesive laminate to the substrate and a paper liner to the adhesive, which can be pulled off by the user to attach the substrate to the desired surface. AM produces caulking and sealing foam tape using this process.

        Die cutting is a process that involves the use of a match tool die in a hydraulic press to cut material. AM produces a variety of products such as electrosurgical pads and printer components with its die cutting equipment.

        Slitting is a process that uses saws or slitters with blades ranging from saw tooth to razor edge, depending on the material to be processed, to horizontally and/or vertically slice layers off blocks of raw material.

        AM is able to produce a variety of products for different markets by using the same fabrication techniques with different materials. For example, using its slitter, pressure sensitive laminator and die cutter equipment in sequence, AM can produce a variety of products, such as sound attenuation devices for computer printers, gaskets for hard disk drives, water seals for automotive air conditioners, inking pads and nail files. Using its slitter, flame laminating and thermoforming equipment in sequence, AM can produce other products such as padding for helmets, mouse pads for computers, sunglass frames, holsters and back support belts.

        In addition to fabricating polyurethane and polyethylene foam, AM fabricates other materials used in combination with foam such as fabrics, pressure sensitive adhesives and foils. AM also fabricates plastic films, pressure sensitive adhesives and other materials not in combination with foam. This capability enables AM to minimize its dependence on market sectors, which may be cyclical in nature.

        AM manufactures its products for its industrial customers pursuant to customer purchase orders, most of which provide for multiple shipping release dates. This system enables AM to plan raw material purchases and production scheduling. For its largest accounts, AM produces a two- to four-week supply of products and stocks them for quick delivery.

Manufacturing Agreement in Singapore

        In 1998, we formed AM FSC to enter into a strategic manufacturing agreement in Singapore. In January 1998, AM FSC entered into a ten-year agreement with Foamex. The agreement provides for a five-year renewal period, however, there can be no assurance that the arrangement will be renewed. Terms of the agreement call for AM FSC to lease production equipment and provide certain technology to Foamex. Foamex, in turn, provides its manufacturing facilities and workforce to fabricate foam products at its Singapore facility. The manufacturing agreement has a profit sharing provision that changes annually. The profit sharing split is as follows (in percentages):

Year	AM FSC	Foamex
1998	65	35
1999	60	40
2000	50	50
2001	50	50
2002	45	55
2003	40	60
2004 - 2007	35	65

        During 2001, Foamex agreed to maintain the year 2000 profit sharing split of 50/50. However, in 2002 the profit sharing was changed to 45/55 and, pursuant to the agreement, we expect that our profit sharing split will continue to decrease to the 35% level over the next couple of years. Accordingly, our gross margin related to this arrangement will decline. The continued success of our Singapore operations depends upon the continued relationship with Foamex. The net income from operations provided by the Singapore operations was $1,206,000 and $1,471,000 for the fiscal years ended November 30, 2002 and 2001, respectively.

Quality Control

        We are ISO 9002 certified and QS 9000 certified at our Rancho Dominguez facility. We also maintain systems and procedures that meet customer quality specifications and have successfully completed qualification surveys conducted by Fortune 500 original equipment manufacturers. We maintain procedures for conducting quality compliance surveys of our major suppliers and have specific procedures in place for receiving inspection, source inspection, process inspection and control, instrument calibration standards, records maintenance, training and internal quality audits. We have implemented systems for statistical process control, which utilize statistical techniques to identify, monitor and improve critical manufacturing processes such as sawing, die cutting and thermoforming.

Suppliers

        We purchase raw materials primarily consisting of polyurethane foam, cross-linked polyolefin foams and pressure sensitive adhesives. Our largest supplier of raw materials is Foamex International, Inc., which in fiscal years 2002, 2001 and 2000 supplied approximately 50%, 68% and 62%, respectively, of our raw material requirements. Materials purchased from Foamex International are used to produce the products for our most significant customer, Hewlett Packard. See "Customers" at page 8.

        AM is an authorized fabricating distributor of a number of raw material suppliers, including Foamex, Voltek, Avery Dennison (pressure sensitive adhesives), Zotefoam (cross linked polyethylenes) and Rogers (cast urethanes). We believe that these supply arrangements, many of which have been active for 25 years or more, provide AM with a diverse mix of raw materials at the best available prices. AM purchases raw materials pursuant to purchase orders placed from time to time in the ordinary course of business. Failure or delay by such suppliers in supplying necessary raw materials to AM could adversely affect AM's ability to manufacture and deliver products on a timely and competitive basis. AM purchases its raw materials on standard credit terms and considers its relationships with its suppliers to be good.

        Our management believes that the loss of either Foamex International or Voltek as a major supplier of foam could adversely affect our business. If another supplier's products were to be substituted by our customers in critical applications, there are no assurances that we would retain the favorable supply position that we have earned through over 25 years as an authorized converter/fabricator for Foamex and Voltek.

Marketing and Sales

        Our products are marketed and sold primarily to major divisions of large industrial customers, many of which are industry leaders whose products have significant market share. All of our products are components or finished products manufactured to order for our industrial customers. The customer's purchase decision often involves the engineering, manufacturing and purchasing groups within the customer's management.

        As of June 4, 2003, AM had four full-time sales representatives who make sales on a direct basis. One of the sales representatives is in the field and three provide inside sales support. The field sales representative receives a base salary plus a commission and the inside sales representatives receive a salary. Additionally, our President and CEO also participates in sales activities.

        Sales of products manufactured in the United States as a percentage of the consolidated sales were approximately 41%, 46% and 58% for fiscal years 2002, 2001 and 2000, respectively. We currently do business in a number of foreign regions including Asia, Europe, South America and the Middle East. Sales of products manufacturing outside of the United States, which accounted for approximately 59%, 54% and 42% of fiscal 2002, 2001 and 2000 sales, respectively, are made both directly and through sales agents who receive commissions.

        We rely primarily upon referrals by our customers and vendors and the activities of our sales representatives for new business. AM also participates in industrial design and engineering trade shows as a means of marketing its products.

Backlog

        We generally manufacture all of our products pursuant to customer purchase orders. Backlog is comprised of firm orders for products, which have a scheduled shipment date within the next 12 months. Certain orders included in our backlog may be cancelled under certain conditions without significant penalty. At February 20, 2003, our backlog of orders was $12,424,000 as compared to $11,912,000 at approximately the same time in the prior year.

Customers

        We generally sell our products pursuant to customer purchase orders. There can be no assurance that any customers will continue to purchase products from us. Our customers are in the computer printer, medical disposables, automotive air conditioning and consumer cleaning supply markets. Our management believes that this diversity spreads the risk of dependence on one customer or one market sector. However, one customer, Hewlett Packard, accounted for 66%, 62% and 53% of consolidated revenues for the years ended November 30, 2002, 2001 and 2000, respectively. The Action, once consummated, will significantly reduce our reliance on one customer due to the reduced sales to Hewlett Packard, and sales to Hewlett Packard should no longer exceed 10% of sales.

        We believe our prices are competitive with those of other fabricators of custom materials. Our sales are typically made on terms that require payment of the net amount due in 30 days.

        AM's domestic customers are located primarily in the West and Southwest regions of the United States. For bulky, low price products, high freight costs on long distance shipments from AM's Rancho Dominguez facility make it difficult for AM to be competitive in other regions of the United States or internationally.

Licenses and Proprietary Rights

        We have secured a patent on a manufacturing process for fabricating plastic foam sheet material with compound radius. We rely on proprietary know-how, exclusive license rights and distribution agreements, and employ various methods to protect our processes. However, these methods may not afford complete protection, and there can be no assurance that others will not independently develop similar processes.

Competition

        The custom materials fabrication industry in which we compete is highly competitive. Low barriers to entry and fragmented competition characterize the industry. The number of competitors and our competitive position are not known or reasonably available. We believe that most of our competitors are small, privately held companies, which generally specialize in only one product or process. Three of our principal competitors are Boyd Industrial, which has four locations in the Western United States, Packaging Alternatives Corp. and Rogers Foam Corp. We compete primarily on the basis of our ability to meet customers' specifications promptly and cost effectively, and on the quality of our products.

        Current competitors or new market entrants could introduce new or enhanced products with features that render our products obsolete or less marketable, or could develop means of producing competitive products at a lower cost. Our ability to compete successfully will depend in large measure on our ability to adapt to technological changes in the industry. There can be no assurance that we will be able to keep pace with the technological demands of the market place or successfully develop new products demanded by customers.

Government Regulation

        The manufacture of certain of our products requires the purchase and use of chemicals and other materials that are or may be classified as hazardous substances. We do not maintain environmental impairment insurance. There can be no assurance that we will not incur environmental liability or that hazardous substances are not or will not be present at our facilities.

        We are subject to regulations administered by the United States Environmental Protection Agency, various state agencies, county and local authorities acting in conjunction with federal and state agencies and European Union ("EU") and Irish agencies. Among other things, these regulatory bodies impose restrictions to control air, soil and water pollution. The extensive regulatory framework imposes significant complications, burdens and risks on us. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions and/or impose civil and criminal fines or sanctions in the case of violations.

        The Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict, joint and several liability on the present and former owners and operators of facilities that release hazardous substances into the environment. The Federal Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), regulates the generation, transportation, treatment, storage and disposal of hazardous waste. In California, the handling and disposal of hazardous substances is governed by the law, which contains the California counterparts of CERCLA and RCRA. We believe that our manufacturing activities are in substantial compliance with all material United States federal, state, EU and Irish laws and regulations governing our respective operations. Amendments to existing statutes and regulations could require us to modify or alter methods of operations at costs, which could be substantial. There can be no assurance that we will be able, for financial or other reasons, to comply with applicable environmental laws and regulations.

        Various laws and regulations relating to safe working conditions, including the Occupational Safety and Health Act, are also applicable to us. We believe that we are in substantial compliance with all material United States federal, state, local, EU and Irish laws and regulations regarding safe working conditions.

Employees

        As of September 1, 2003, AM had 39 full-time employees located at its Rancho Dominguez, California facility. Of its full-time employees, 26 are employed in manufacturing, 4 are in sales, 7 perform general and administrative functions and 2 perform other functions. AM also utilizes the services of contract workers as needed from time to time in its manufacturing operations. As of September 1, 2003 AM utilized approximately 30 contract workers.

        None of the employees of AM are presently represented by a labor union and management considers the relationships with its employees to be good.

Properties

        AM leases approximately 56,000 square feet of manufacturing and office space in Rancho Dominguez, California and approximately 82,600 square feet of manufacturing and office space in Dallas, Texas. We pay rent of approximately $22,400 per month under the Rancho Dominguez lease and approximately $31,000 per month under the Dallas lease. The Rancho Dominguez lease expires November 2004 and the Dallas lease expires in November 2005. The facility in Dallas is currently primarily unoccupied and we are actively seeking to sublease the facility.

Legal Proceedings

        In October 1996, we were notified that we had been named in a bodily injury lawsuit pending in the 192nd Judicial District Court of Dallas County Texas, involving silicon breast implants. The suit alleges that we supplied certain foam "wipers" which were incorporated into certain implants by manufacturers also named in the suit, which have allegedly caused adverse effects to the plaintiffs. The suit asks for unspecified damages. We believe that we have no exposure in this case as: (1) AM was not incorporated at the time of such implants; (2) AM has had no involvement with silicone or other breast implants; (3) AM has never marketed such "wipers"; and, (4) there are two indemnification agreements that provide protection to us. We believe that the aforementioned provides several layers of protection in the event this case progresses. Accordingly, no provision for any liability has been made in the consolidated financial statements. An adverse ruling could, however, adversely affect our financial condition.

Security Ownership of Certain Beneficial Owners and Management

        As of the record date, April 28, 2003, a total of 8,671,272 shares of our common stock were outstanding. The following table sets forth information as of the record date regarding the beneficial ownership of our common stock by:

  •
  each of our directors;

  •
  each of our executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  each person known by us to beneficially own 5% or more of the outstanding shares of our common stock as of the date of the table.

        Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying notes held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares(2)
Dito Caree LP, Dito Devcar LP and Richard H. Pickup c/o David Hehn 3753 Howard Hughes Parkway #200 Las Vegas, NV 89109-0938	1,486,300	(3)	17.1%
Gregory J. Spagna 201 E. 45th Street, 18th Floor New York, NY 10017	904,500	(4)	10.4%
Delk Partners Ltd.	834,300	(5)	9.6%
Timothy R. Busch and the Lenawee Trust	815,307	(6)	9.3%
Steve F. Scott	318,000	(7)	3.5%
N. Price Paschall	240,000	(8)	2.7%
Maurice J. DeWald	40,000	(9)	*
James Swartwout	20,000	(10)	*
Tom Lane	225,000	(11)	2.5%
All officers and directors as a group (7 persons)	2,492,607	(12)	26.2%

(1)
Unless otherwise indicated, the address of each beneficial owner is care of Advanced Materials Group, Inc., 20211 South Susana Road, Rancho Dominguez, California 90221.

(2)
Ownership of less than one percent is indicated by the mark *.

(3)
Comprised of 900,000 shares held by Dito Caree LP and 568,300 shares held by Dito Devcar LP. Mr. Pickup does not directly own any shares, but he indirectly controls both Dito Caree LP and Dito Devcar LP as general partner of each of those two entities. Mr. Pickup, Dito Caree, LP and Dito Devcar, LP acknowledge that they are a group with respect to the referenced shares.

(4)
Based solely on that certain Form 13G/A filed with the Securities and Exchange Commission February 14, 2003 and comprised of 617,000 shares held by Mr. Spagna and 287,500 shares held jointly by Mr. Spagna and his wife and children.

(5)
Comprised of 814,300 shares held by Delk Partners, Ltd. and 20,000 shares which Mr. Delk has the right to acquire upon exercise of stock options presently exercisable or exercisable with 60 days of April 28, 2003. As the general partners of Delk Partners, Ltd., Mr. Robert Delk and Mrs. Ann Struckmeyer Delk may be deemed, for purposes of determining beneficial ownership pursuant to Rule 13d-3, to have shared power to vote, or direct the vote of, or dispose of, or direct the disposition of, the 814,300 shares of common stock owned directly by Delk Partners, Ltd.

(6)
Comprised of 765,307 shares held by the Lenawee Trust, of which Mr. Busch and his spouse are beneficiaries; and 50,000 shares issuable upon exercise of options held by Mr. Busch that are presently exercisable or exercisable within 60 days of April 28, 2003. Mr. Busch and the Lenawee Trust acknowledge that they are a "group," as that term is used under Section 13(d)(3) of the Exchange Act, with respect to the referenced shares.

(7)
Comprised of 20,000 shares, which Mr. Scott owns, and 298,000 shares which Mr. Scott has the right to acquire upon exercise of stock options presently exercisable or exercisable within 60 days of April 28, 2003.

(8)
Comprised of 240,000 shares which Mr. Paschall has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of April 28, 2003.

(9)
Comprised of 40,000 shares which Mr. DeWald has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of April 28, 2003.

(10)
Comprised of 20,000 shares which Mr. Swartwout has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of April 28, 2003.

(11)
Comprised of 35,000 shares, which Mr. Lane owns, and 190,000 shares, which Mr. Lane has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of April 28, 2003.

(12)
Comprised of 1,634,607 shares owned by our directors and named executive officers and 858,000 shares, which the directors and named executive officers have the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of April 28, 2003.

About AML-Ireland

        We formed AML-Ireland in 1997 as a wholly-owned subsidiary of AMG to conduct the same business activities as AM in the European market. AML-Ireland primarily services the consumer products market with foam inserts for computer printer cartridges. Manufacturing processing techniques for AML-Ireland are similar to those described above for AM.

        Revenues for AML-Ireland for the six-month period ended May 31, 2003 and for the fiscal years ended November 30, 2002, 2001 and 2000 were $4,638,000, $9,699,000, $9,060,000 and $6,979,000, respectively. Net income before corporate overhead allocations for AML-Ireland for the six-month period ended May 31, 2003 and for the fiscal years ended November 30, 2002, 2001 and 2000 were $283,000, $547,000, $521,000 and $603,000, respectively. Approximately 75% of AML-Ireland's sales during each of these periods were from one customer, Hewlett Packard. Raw materials for these sales are supplied from a single vendor, Foamex International. The loss of either Hewlett Packard as a customer or Foamex International as a supplier would adversely affect AML-Ireland's business.

        AML-Ireland has five full-time field sales representatives who make sales on a direct basis. Two of the sales representatives are in the field and three provide inside sales support. The field sales representatives receive a base salary plus a commission and the inside sales representatives receive a salary.

        As of June 4, 2003, AML-Ireland had 51 full-time employees. Of its full-time employees, 37 are employed in manufacturing, 5 are in sales, and 9 perform general and administrative functions.

        AML-Ireland leases approximately 37,500 square feet of manufacturing and office space outside of Dublin, Ireland. The facility is located at Toughers Industrial Park, Newhall Nass, County Kildare Ireland, and the telephone number is (353) 45 438 477 and serves as AML-Ireland's headquarters. It has substantially the same equipment as the AM facilities. AML-Ireland pays rent of EUR 18,570 per month (equivalent to approximately $19,970 per month at May 26, 2003), and the lease expires in February 2008.

About Tom Lane Investment Group

        TLIG, the purchaser of AML-Ireland, is comprised of a group of investors headed by Tom Lane and was formed for the purpose of acquiring AML-Ireland in the Action. Tom Lane, who is President

of TLIG, is currently President and CEO of AML-Ireland. The address of TLIG is c/o Earlsfort Centre, Earlsfort Terrace Dublin 2, Ireland.

INFORMATION ABOUT THE KEY TERMS OF THE ACTION

Alternatives to the Action

        Prior to approving the Action, we considered various alternatives that could bring needed capital into our business. These alternatives included selling all or a portion of our outstanding capital stock, selling the domestic segment of our business, selling our interest in the manufacturing agreement in Singapore or selling AML-Ireland. Unfortunately, we had very little success generating any interest in either an equity investment in our business or the purchase of our domestic or Singapore businesses. However, we did have a willing buyer for AML-Ireland because the local manager there was interested in being an owner/operator, which we believed was necessary in order for that business to thrive. That manager, Mr. Lane, is willing to pay fair value for the business. Because we had concurrently determined that AML-Ireland had the least potential for providing growth to us, due in large part to our lack of success in building it beyond a single customer business, we believed that the sale of AML-Ireland, which could bring needed capital to fund our domestic operations, was our only realistic option. See "Key Reasons for the Action" below.

Basic Terms of the Action

        On June 13, 2003, we executed a letter of intent relating to the Action. The Action involves our sale of all of the outstanding capital stock of AML-Ireland to TLIG, its nominee or any company newly incorporated for this purpose. The total consideration for the sale of AML-Ireland is anticipated to be $3,224,820, of which:

          (1)   $813,083 will be paid via the forgiveness of a pre-existing loan for that amount due to AML-Ireland from us;

          (2)   $1,311,616 will be paid via the forgiveness of trade payables due as of June 13, 2003 to AML-Ireland from us (the "Trade Payable"); and

          (3)   $1,100,121 will be paid to us in cash at the closing of the Action ("Closing").

        The cash amount payable and referred to in (3) above will be increased or decreased, as the case may be, on a dollar-for-dollar basis by any difference between the Trade Payable in item (2) as of June 13, 2003 and the Trade Payable at Closing. Any adjustment required will be made at Closing via an increase in the amount payable pursuant to item (3) in the case of a reduction in the Trade Payable and a decrease in the amount payable pursuant to item (3) in the case of an increase in the Trade Payable, and is to be provided for in the definitive share sale agreement. Of the cash amount to be paid to us at Closing, a substantial amount is being obtained from outside financing and the remainder will be the cash then held by AML-Ireland.

        The amount of the total consideration was determined to be fair after review of the net assets of AML-Ireland and the application of a reasonable multiple to its expected maintainable profits. We noted that their total assets less liabilities and amounts due to parent equaled approximately $500,000, which was substantially less than the multiple of profits. Therefore, we looked to a multiple of expected profits to determine the consideration. We used a multiple of 5.0 times historical operating income averaged over the past two years, which we considered appropriate for a company of this nature. We did not use projected earnings due to the recent lack of stability in the industry and as we did not believe that future earnings could be accurately predicted.

        We anticipate recording a gain on the sale of AML-Ireland of approximately $526,000, based on the total consideration of approximately $3.2 million less our investment in AML-Ireland of approximately $2.6 million and costs associated with the Action.

Timing and Conditions to Closing

Closing

        We expect the Closing to occur on or before October 31, 2003. The Closing will take place at the offices of Arthur Cox, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland, unless TLIG and we select another place.

Conditions Precedent to Obligations of TLIG

        The obligations of TLIG are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by TLIG, but only in a writing signed by TLIG):

        Accuracy of Representations and Warranties.    The representations and warranties of AMG (as qualified and as updated) shall be true and accurate in all material respects on and as of the Closing, and TLIG shall have received a certificate to that effect executed by AMG's Chief Executive Officer and Chief Financial Officer.

        Covenants.    AMG shall have performed and complied in all material respects with all of its covenants required to be performed on or before the Closing, and TLIG shall have received a certificate to that effect signed by AMG's Chief Executive Officer and Chief Financial Officer.

        Absence of Material Adverse Change.    There shall not have been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of AML-Ireland, other than any change that shall result from general economic conditions, or conditions generally affecting the foam products or packaging markets.

        Compliance with Law.    There shall have been no order, decree or ruling of any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Action, which would prohibit or render the Action illegal.

        Consents.    TLIG shall have been furnished with evidence satisfactory to it that AMG has obtained any third party consents required.

Conditions Precedent to Obligations of AMG

        The obligations of AMG hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by AMG, but only in a writing signed by AMG).

        Accuracy of Representations and Warranties.    The representations and warranties of TLIG shall be true and accurate in all material respects on and as of the Closing and AMG shall receive a certificate to that effect executed by a representative of TLIG.

        Covenants.    TLIG shall have performed and complied in all material respects with all of its covenants required to be performed on or before the Closing, and AMG shall receive a certificate to that effect signed by a representative of TLIG.

        Compliance with Law.    There shall have been no order, decree or ruling by any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Action, which would prohibit or render the Action illegal.

        Consents.    AMG shall have been furnished with evidence satisfactory to it that TLIG has obtained any third party consents required.

        Fairness Opinion.    AMG shall have received a "bring down" of the fairness opinion addressed to its board of directors, making that opinion effective as of the Closing.

Conditions Precedent to Obligations of AMG and TLIG

        The respective obligations of AMG and TLIG hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by AMG or TLIG, but only in a writing signed by AMG or TLIG).

        Stockholder Approvals.    The stockholders of AMG and of TLIG shall have approved the principal terms of this Action, respectively, in accordance with applicable law and their respective certificates of incorporation and bylaws.

        No Legal Action.    No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Action shall have been issued by any United States federal, Irish or state court and remain in effect, nor shall any proceeding initiated by any of the foregoing be pending.

Non-Competition

        At the Closing, we will enter into a two-year non-competition agreement with TLIG. The agreement is to contain confidentiality and other customary provisions and is to provide that we will not sell foam for inkjet cartridges in Europe and Puerto Rico for two years after the Closing. TLIG does not currently intend to conduct business in the United States following the Closing. In the unlikely event that TLIG does decide to sell it products in the United States following the Closing, they will enter into an exclusive distribution agreement with us for a period not to exceed two years after the Closing.

Technology Support

        We have agreed to provide AML-Ireland with the use of our existing information technology platform and current level of information technology support at our own expense until December 31, 2004, provided that we do not have any significant changes in our platform, which we may change at our sole discretion. The estimated expense of providing this support to AML-Ireland is approximately $30,000 over the term of the agreement.

Payment of Costs and Expenses

        Except as described below, each party to the Action is responsible for all of its own costs and expenses (including any broker's fees and the expenses of their respective representatives, including lawyers) incurred at any time in connection with pursuing or consummating the Action. If we sell AML-Ireland to anyone other than TLIG, with whom we begin negotiations within 30 days after terminating negotiations with TLIG, we will bear all of TLIG's costs and expenses (including any broker's fees and the expenses of its representatives, including lawyers) incurred in connection with the Action up to the date of the breach.

Interests of Directors and Officers in the Action

        Our directors and officers have no interest in the Action other than in their capacity as such and as stockholders of our company, except that Tom Lane is currently an officer of our company and is an owner and officer of TLIG. The interest of Mr. Lane in the Action was disclosed to our board of directors before our board of directors approved the Action. Mr. Lane will no longer be an officer of our company subsequent to the Action. Although the Action involves one of our officers, we believe that the terms of the Action are at least as favorable to us as we would expect to obtain from an unrelated third party. The Action will not result in any severance payments to Mr. Lane.

Reports, Opinions and Appraisals

        The sale of AML-Ireland was negotiated and approved by our board of directors. Our board of directors obtained a fairness opinion relating to the Action from an outside party, Delaney Locke & Thorpe ("DLT"), an Irish accounting firm.

Fairness Opinion

        The following description of the opinion of DLT is qualified in its entirety by reference to the full text of the opinion as set forth in Exhibit A. The opinion is sometimes referred to in this information statement as the "Fairness Opinion" or the "Opinion."

        DLT provided to our board of directors its written opinion on June 13, 2003 that, as of that date, based upon and subject to the various factors and assumptions set forth in the Opinion, the terms of the Action were fair to us and to our stockholders from a financial point of view. The terms of the Action were determined pursuant to negotiations between TLIG and us and were not determined pursuant to recommendations of DLT. DLT's Opinion, and its presentation to our board of directors, was only one of several factors taken into consideration by our board of directors in making its determination to approve the Action. The Opinion was provided to our board to assist it in connection with its consideration of the Action and did not constitute a recommendation to any holder of our stock to give their consent with respect to the Action.

        DLT is engaged in the accounting business and, as such, DLT regularly engages in the valuation of businesses and the securities of businesses in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and other activities. Our board of directors selected DLT to serve as its financial advisor based on DLT's qualifications, expertise and familiarity with the businesses of our company and TLIG. DLT reviewed our financial reports and met with certain of our officers and outside advisors to obtain familiarity with AML-Ireland, TLIG and us. DLT was not authorized to solicit and did not solicit interest from any party with respect to a merger or acquisition of AML-Ireland.

        In rendering its Opinion, among other things, DLT: (i) reviewed the draft letter of intent between TLIG and us; (ii) reviewed the audited financial statements of AML-Ireland for the 13-month period ended November 30, 2000 and for the fiscal years ended November 30, 2001 and 2002; (iii) reviewed certain internal financial statements of AML-Ireland as of February 28, 2003, and (iv) performed such other analyses and considered such other factors as it deemed appropriate.

        In rendering its Opinion, DLT relied, without assuming responsibility for verification, upon the accuracy and completeness of all of the financial and other information reviewed by DLT for purposes of its Opinion. DLT did not make any independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of AML-Ireland and was not furnished with any such evaluation or appraisal. The analyses performed by DLT are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by these analyses. In its Opinion, DLT noted that among other things, its Opinion was necessarily based upon business, economic, market and other conditions as they existed and evaluated by DLT at the date of its Opinion. In its Opinion, DLT assumed that the final form of the Action will not vary in any respect that is material to its analysis from the last draft of the letter of intent that it reviewed and it did not independently verify the accuracy and completeness of the financial and other information supplied to it or publicly available and did not assume any responsibility with respect to such information. DLT relied upon us or our counsel with respect to interpretations of the provisions contained in the related documents and the application of applicable law to such documents. You are urged to read the Opinion in its entirety for assumptions made, matters considered and limits of the review by DLT.

        In connection with rendering its Opinion, DLT performed various financial analyses, which are summarized below. DLT's Opinion, which focuses on the consideration to be received by us in the Action, was supported by, among other analyses, a net assets valuation and a price earnings valuation.

          (i)  DISCOUNTED CASH FLOW VALUATION.    This method involves discounting a company's future projected cash flows at a required rate of return. DLT did not perform such a valuation analysis as we did not believe this method of valuation was appropriate due to the recent lack of stability in the industry and as we did not believe that future levels of cash could be accurately predicted.

         (ii)  NET ASSETS VALUATION.    The net assets method of valuing companies is often used in situations where the value of the business is directly related to its assets and liabilities such as an investment holding company or a property company. This valuation method is also used when a company's accumulated profits are retained within the company rather than distributed to the stockholders. Accordingly this method was deemed appropriate in valuing AML-Ireland.

        DLT reviewed the net assets valuation of AML-Ireland at the valuation date, considering both the latest audited balance sheet and the latest unaudited balance sheet as a basis for its valuation under this method. DLT also reviewed whether adjustments were required to reflect more accurately the market value of tangible assets and net current assets. DLT did not receive a valuation of the leasehold interest in the premises or whether any of the other assets may have a greater value than that stated in the balance sheet and, on this basis, DLT included them at their book value. The net assets valuation as of each of the balance sheet dates ranged from $293,000 to $642,000.

        (iii)  PRICE EARNINGS VALUATION.    This method of valuing a company attributes the value of an enterprise to its capacity to generate future maintainable profits. The ability of a business to earn profits arises from a combination of labor (management and employees) and capital (assets). Therefore, a business is valued by reference to its earnings potential.

        This method of valuing a company applies a multiple to the maintainable profits of the company. The earnings valuation applied to AML-Ireland was based on an analysis of its historical financial statements for the 40 months ended February 28, 2003. This valuation method also involves a weighting being applied to each period in order to try to ensure that more recent results have a stronger influence in determining the future sustainable profits. After ascertaining appropriate weighting factors for historical results, and using these weighting factors to arrive at future sustainable profit, DLT then applied an earnings multiple in order to ascertain the value of shares based on earnings. DLT used multiples of six and five as AML-Ireland is a small private company, and hence similar industry type public quoted company multiples are not applicable. Profit prior to taxation and allocation of corporate overhead was used as the base for the price earnings valuation. The analysis resulted in a valuation of $3,147,816 using a multiple of six and $2,623,180 using a multiple of five.

        The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analysis and the application of those methods to particular circumstances, and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. The summary of DLT's analyses set forth above does not purport to be a complete description of the presentation by DLT to our board of directors. In arriving at its Opinion, DLT did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, DLT believes that its analyses and the summary set forth above must be considered as a whole, and that considering any portion of such analyses and summary of the factors considered, without considering all such analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses set forth in the DLT presentation to our board of directors and in the Opinion. In performing its analyses, DLT made numerous assumptions with respect to industry performance, general business conditions and other conditions and matters, many of which are beyond the control of AML-Ireland or us. Any estimates contained therein are not necessarily indicative of actual values, which may vary significantly. Estimates of the relative financial values of AML-Ireland do not purport to be appraisals or necessarily reflect the prices at which it may actually be sold. Because such matters are inherently uncertain, none of us, TLIG, DLT or any other person assumes any responsibility for any such matter.

        DLT was selected by our board of directors based on DLT's qualifications, experience, expertise and reputation. As part of its corporate finance business, DLT is regularly engaged in the investment banking business and, as such, DLT regularly engages in the valuation of businesses and the securities of businesses in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other transactions.

        We have agreed to pay DLT a fee for its services referred to above including rendering its Opinion. The fee is to be based on the actual hours spent by DLT in performing its analysis and renderings its reports times an hourly rate of $250. There are no amounts that are contingent upon approval of the Action, and there are no shares of our stock or any other securities to be issued to DLT as compensation for its services to us.

Our Relationship with DLT

        We retained DLT in May 2003 to render its opinion as to the fairness, from a financial point of view, of the Action to us and to our stockholders.

        At our request, on June 6, 2003, DLT delivered a written outline of their valuation to our board, which was confirmed in a written opinion dated June 13, 2003, and which will be further confirmed in a written opinion dated as of the date of Closing, that, based upon and subject to the matters set forth in its written opinion, as of such date, the Action was fair, from a financial point of view, to us and to our stockholders. The full text of the written Opinion of DLT dated June 13, 2003, which will be confirmed in writing as of the date of Closing, is attached as Exhibit A to this information statement and describes the assumptions made, matters considered and the scope and limitations of the review undertaken by DLT. You are urged to read the Opinion in its entirety.

        DLT's Opinion addresses only the fairness of the Action from a financial point of view to us and to our stockholders and did not constitute a recommendation to those stockholders who provided their consent in respect to the Action.

        Prior to its engagement by us in connection with the Fairness Opinion, DLT had no business relationship with us.

INFORMATION ABOUT THE KEY REASONS FOR
AND ANTICIPATED IMPACTS OF THE ACTION

Reasons for the Action

        AMG incorporated AML-Ireland in 1998. AML-Ireland was a start-up facility lead by an Irish management team with our assistance.

        Establishing AML-Ireland enabled us to solidify our relationship with a key United States-based customer, Hewlett Packard, who was expanding to Ireland by having local manufacturing support in Ireland. This model of supporting local production in Ireland for United States-headquartered companies was envisioned to have great potential. The idea was that the United States-based parent could do product development at the United States headquarters, which would translate smoothly into production for various customers in Europe through AML-Ireland. However, this model has not resulted in a significantly expanded customer base beyond the original customer.

        Our United States subsidiary, AM, has had a sizeable portion of its customer base transfer manufacturing from the United States to Asia over the last four years. For the shipping cost sensitive foam commodities that AM primarily sells, it is very difficult to be competitive with the local fabricators in Asia. AM's sales have thus reduced dramatically, leading AM to reduce overhead significantly by plant consolidations and personnel reductions, as well as to trim marginally profitable processes and accounts. Our United States operations are getting properly sized but will benefit from a cash infusion to sustain and grow domestic opportunities.

        The sale of AML-Ireland will allow us to obtain needed cash and use the funds to sustain and potentially improve our domestic operations. Funds will be used primarily to reduce outstanding payables to vendors and to add key sales personnel. Consummation of the Action will make us considerably less dependent on a single customer, as we will have considerably less sales to Hewlett Packard. AML-Ireland currently receives approximately 75% of its sales from Hewlett Packard. Revenues generated from Hewlett Packard through AML-Ireland were $5,583,000, $7,241,0000, $7,037,000 and $3,364,000 for the years ended November 30, 2000, 2001 and 2002 and the six-month period ended May 31, 2003, respectively. As previously noted, the benefit to both AML-Ireland and AM for the expansion into Europe generally has not been realized past the original customer. Management here and in Ireland, believes that the Irish business is better suited for local owners than for absentee owners. Each of AM and AML-Ireland has opportunities to pursue, but the linkage between the two entities does not enhance either company.

Risks Associated with the Action

—
If the funds we obtain as proceeds of the Action are not sufficient to sustain and improve our domestic operations, we may need to seek new sources of debt or equity funding that may not be available to us on favorable terms or at all, which could adversely affect our business, operating results, financial condition and prospects by impairing our ability to fund our existing and planned operations.

        We intend to use the proceeds from the Action primarily to reduce outstanding payables to vendors and to add key sales personnel. To the extent the funds are insufficient for these purposes, or to the extent that use of the funds for these purposes does not in fact enable us to stabilize and materially improve or expand our domestic operations, we may need to satisfy fixed obligations by obtaining debt and/or equity financing, which may not be available to us on favorable terms or at all, and which may, if available, cause significant dilution to existing stockholders, restrict our flexibility and our ability to pay dividends on our common stock, and require us to relinquish rights to certain technologies, products or marketing territories. Also, any failure to comply with financing covenants could adversely affect our business, prospects, financial condition, results of operations and cash flows.

—
Our business, operating results, financial condition and prospects will be adversely affected if we are unable to replace the sales lost due to the Action with other sales.

        AML-Ireland accounted for 33%, 27%, 24% and 17% of our net sales for the six-month period ended May 31, 2003 and the fiscal years ended November 30, 2002, 2001 and 2000, respectively. AML-Ireland currently receives approximately 75% of its sales from Hewlett Packard. Consummation of the Action will result in our having considerably less sales to Hewlett Packard. Although we intend to work toward replacing the sales lost due to the Action with sales to other customers that carry higher gross margins, we may be unable to replace any or all of the sales lost due to the Action due to factors that may be either within or beyond or control. As a result, our business, operating results, financial condition and prospectus would be adversely affected.

—
If TLIG is unable to consummate the Action, we may be unable to achieve the perceived benefits of the Action and may not even be able to recover any funds from TLIG to cover our costs associated with the Action.

        Each party to the Action generally is responsible for all of its own costs and expenses (including any broker's fees and the expenses of their respective representatives, including lawyers) incurred at any time in connection with pursuing or consummating the Action. Although there is no financing contingency, a substantial amount of the cash to be paid to us at Closing is being obtained by TLIG from outside financing. If TLIG is unable to obtain adequate financing, TLIG would be unable to consummate the Action, and we may be unable to obtain or to collect on any judgment we might obtain against TLIG for breach, which would leave us responsible for significant costs associated with the Action without us having received any benefits from the Action.

Impacts if the Action is Not Consummated

        As indicated below under the heading "Information About Approvals of the Action—Approval of the Action By Our Board and Stockholders," if our board of directors determines that the Action no longer appears to be in the best interests of our company, then the Action will not be consummated. If the Action is not consummated, we will not have the funds from the Action available to solidify and potentially expand our United States operation. We may consider an alternative buyer if the Action is not consummated.

INFORMATION ABOUT APPROVALS OF THE ACTION

Approval of the Action By Our Board and Stockholders

        As detailed in the Summary Sheet contained in this information statement, our board of directors and stockholders have approved the consummation of the Action. There are no dissenters' rights of appraisal in connection with the Action. A list of stockholders who consented to the Action and their respective number of shares of voting common stock owned as of the record date are as follows:

Name of Shareholder	Number of Shares Owned
Dito Caree LP, Dito Devcar LP and Richard H. Pickup	1,468,300
Gregory J. Spagna	904,500
Delk Partners Ltd	814,300
Timothy R. Busch and the Lenawee Trust	765,307
Charles Scribner	170,000
Andrew and Audry Garr	210,500
Steve Shell	34,500
Steve Scott	20,000
Tom Lane	32,000

Total	4,419,407

        The Nevada Code provides that a vote of stockholders is not necessary for us to abandon the Action. If our board of directors determines that the Action no longer appears to be in the best interests of our company, then the Action will not be consummated.

Approval by the Other Parties to the Action

        AML-Ireland and TLIG have committed to obtain any required board and stockholder approvals.

Regulatory Approvals

        To the best of our knowledge, there are no state, United States federal or Irish regulatory requirements with which the Action must comply, nor are there any such governmental consents or approvals that must be obtained in connection with the Action.

FINANCIAL INFORMATION Selected Historical Financial Data—AMG

		Years Ended November 30,
	Six-months Ended May 31, 2003(1)
		2002(2)	2001(2)	2000(2)	1999(2)	1998(2)
Consolidated Statement of Operations Data:
Revenues:
Net sales	$14,226,000	$36,287,000	$38,483,000	$40,329,000	$34,798,000	$28,916,000

Cost and expenses:
Cost of sales	12,400,000	32,412,000	35,102,000	34,152,000	30,257,000	22,513,000
Selling, general and administrative	1,584,000	3,274,000	4,484,000	4,463,000	4,528,000	4,027,000
Write-off of start-up costs	—	—	—	—	—	608,000
Write-off of capitalized license	—	—	—	—	—	158,000
Restructuring charges	—	226,000	1,334,000	—	—	—
Interest expense	172,000	415,000	501,000	523,000	504,000	298,000
Depreciation and amortization	133,000	268,000	344,000	286,000	220,000	322,000
Write-down of goodwill	—	387,000	—	—	—	909,000
Other, net	9,000	36,000	38,000	126,000	163,000	247,000

Total costs and expenses	14,298,000	37,018,000	41,803,000	39,550,000	35,672,000	29,052,000

Income (loss) from continuing operations before income taxes	(72,000)	(731,000)	(3,320,000)	779,000	(874,000)	(166,000)
Income tax (benefit) expense, net	21,000	(257,000)	66,000	273,000	—	538,000

Income (loss) from continuing operations	(93,000)	(474,000)	(3,386,000)	506,000	(874,000)	(704,000)
Net income (loss) from discontinued operations	—	—	—	667,000	—	(1,627,000)

Net income (loss)	$(93,000)	$(474,000)	$(3,386,000)	$1,173,000	$(874,000)	$(2,331,000)

Net income (loss) per share from continuing operations:
Basic	$(0.01)	$(0.05)	$(0.39)	$0.06	$(0.10)	$(0.08)

Diluted	$(0.01)	$(0.05)	$(0.39)	$0.06	$(0.10)	$(0.08)

Weighted Average Common Shares Outstanding
Basic	8,671,272	8,671,272	8,671,272	8,599,721	8,581,630	8,717,609

Diluted	8,671,272	8,671,272	8,671,272	8,784,412	8,581,630	8,717,609

Net income (loss) per share:
Basic	$(0.01)	$(0.05)	$(0.39)	$0.14	$(0.10)	$(0.27)

Diluted	$(0.01)	$(0.05)	$(0.39)	$0.13	$(0.10)	$(0.27)

		As of November 30,
	As of May 31, 2003(1)
		2002(2)	2001(2)	2000(2)	1999(2)	1998(2)
Consolidated Balance Sheet Data:
Working capital (deficit)	$(483,000)	$(107,000)	$111,000	$3,375,000	$1,356,000	$2,055,000
Total assets	$10,640,000	$12,511,000	$14,772,000	$18,057,000	$16,092,000	$12,682,000
Total liabilities	$10,302,000	$12,080,000	$13,867,000	$13,766,000	$13,105,000	$8,565,000
Stockholders' equity	$338,000	$431,000	$905,000	$4,291,000	$2,987,000	$4,117,000

(1)
Amounts derived from our Form 10-Q for the quarter ended May 31, 2003.

(2)
Amounts derived from our Form 10-K for the fiscal year ended November 30, 2002.

Selected Historical Financial Data—AML-Ireland

		Years Ended November 30,
	Six-months Ended May 31, 2003(1)
		2002(1)	2001(1)	2000(1)	1999(1)	1998(1)
Statement of Operations Data:
Revenues:
Net sales	$4,638,000	$9,698,000	$9,060,000	$6,979,000	$3,313,000	$423,000

Cost and expenses:
Cost of sales	3,716,000	8,068,000	7,496,000	5,457,000	2,835,000	277,000
Selling, general and administrative	612,000	1,041,000	929,000	773,000	509,000	718,000
Interest expense (income), net	5,000	(5,000)	9,000	20,000	33,000	3,000
Depreciation and amortization	27,000	54,000	57,000	59,000	28,000	65,000
Other, net	(26,000)	(44,000)	(18,000)	67,000	68,000	43,000

Total costs and expenses	4,334,000	9,114,000	8,473,000	6,376,000	3,473,000	1,106,000

Income (loss) from operations	304,000	584,000	587,000	603,000	(160,000)	(683,000)
Corporate allocations	253,000	289,000	330,000	347,000	46,000	—
Income tax expense	21,000	37,000	66,000	—	—	—

Net income (loss)	$30,000	$258,000	$191,000	$256,000	$(196,000)	$(683,000)

		As of November 30,
	As of May 31, 2003(1)
		2002(1)	2001(1)	2000(1)	1999(1)	1998(1)
Balance Sheet Data:
Working capital (deficit)	$(203,000)	$747,000	$1,445,000	$1,348,000	$647,000	$(175,000)
Total assets	$6,341,000	$4,214,000	$3,696,000	$3,036,000	$2,483,000	$1,105,000
Total liabilities	$3,808,000	$1,711,000	$1,451,000	$1,337,000	$1,451,000	$762,000
Stockholders' equity	$2,533,000	$2,503,000	$2,245,000	$1,699,000	$1,032,000	$343,000

(1)
Amounts derived from unaudited internal financial statements.

Pro Forma Financial Data

        See Pro Forma Financial Data at Exhibit B to this information statement. The unaudited pro forma condensed consolidated balance sheet as of May 31, 2003 is presented as if the sale of AML-Ireland occurred as of May 31, 2003. The unaudited pro forma condensed consolidated statements of operations for the six months ended May 31, 2003 and the year ended November 30, 2002 are presented as if the Action occurred at the beginning of the periods presented. All statements are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated statements of operations are based on the historical financial statements. This unaudited pro forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the transaction had been consummated on the date indicated or that may be obtained in the future.

Financial Statements

        See Exhibit C for our audited financial statements for the three-year period ended November 30, 2002 and Exhibit D for our unaudited financial statements for the interim period ended May 31, 2003. See Exhibit E for the unaudited financial statements of AML-Ireland for the three-year period ended November 30, 2002 and the interim period ended May 31, 2003.

Accounting Treatment of the Action

        The sale of AML-Ireland will be accounted for as a disposal of a segment of a business. We anticipate recording a gain on the sale of approximately $500,000 on the date of Closing. The Federal income tax consequences of the transaction are not expected to be material.

OTHER INFORMATION

Forward-Looking Statements

        This information statement contains forward-looking statements with respect to our plans and objectives, the sale of the company's subsidiary, our ability to use the proceeds from the sale to improve domestic operations, general economic conditions and other matters. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements.

Available Information

        We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

EXHIBIT A

Board of Directors
Advanced Materials Group, Inc
2021 South Susana Road
Rancho Dominguez, CA 90221
USA

June 17, 2003
Our Ref: VG/JBD

Re:	Valuation of Entire Issued Ordinary Share Capital of Advanced Materials Limited (AML)

Members of the Board

        We understand that Advanced Materials Group, Inc. (AMG), a Nevada corporation, is proposing to sell Advanced Materials Limited (AML), an Irish resident company, to Mr. Tom Lane for and on behalf of Tom Lane Investment Group pursuant to Heads of Terms between AMG and Mr. Tom Lane for and on behalf of Tom Lane Investment Group dated 16 June 2003. AML is, as we understand a wholly owned subsidiary of AMG. The terms and conditions of the transaction are set forth in more details in the Heads of Terms (the "Agreement") dated 16 June 2003. The transaction described is to be defined as the "Transaction".

        You have requested our opinion as to the fairness, from a financial point of view, to AMG and to the stockholders of AMG of the consideration to be paid to AMG pursuant to the Agreement. Delaney Locke & Thorpe (DLT), as part of its accounting business, is continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions. We have been engaged to act as financial advisors to AMG's board of directors in connection with the Transaction and to advise the board of directors as to the fairness of the Transaction. We have not participated in the negotiations leading to the Agreement. We have not been engaged by AMG to solicit third party indications of interest for the sale of all or any part of AML.

        In connection with formulating our opinion, we have, among other things:

          (a)   reviewed the Agreement dated 16 June 2003;

          (b)   reviewed the audited financial statements of AML for the 13 month period ended 30 November 2000, the years ended 30 November 2001 and 2002, and unaudited management accounts for the three months ended 28 February 2003;

          (c)   we endeavored to compare the financial performance and trading activity of AML with certain other companies in their sector but without any success; and

          (d)   performed such other analyses and enquiries and considered such other factors which we have deemed appropriate.

        We have relied upon the representations of respective management and assumed, without independent verification, that the financial statements and information provided to us have been reasonably prepared and that there has been no material change in the assets, financial condition and business prospects of AML since the date of the most recent financial statements made available to us. We have assumed that the final form of the Agreement (including the exhibits thereto) will not vary in any respect that is material to our analysis from the last draft reviewed by us and that the Transaction will be consummated in accordance with the terms set forth in such draft.

        We have not independently verified the accuracy and completeness of the financial and other information supplied to us or publicly available and do not assume any responsibility with respect to it.

A-1

We have relied upon the board of AMG with respect to interpretations of the provisions contained in the constituent documents and related agreements between AMG and AML. We have not made any independent appraisal of any of the properties or assets of AML, or conducted any independent enquiry or investigation with respect to AML or the Transaction. This opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter, and we assume no responsibility to update or revise our opinion based on circumstances or events occurring after the date hereof.

        As you are aware, DLT has acted as a financial advisor to AMG in connection with the Transaction and will receive a fee for such services, all of which fee will be received in connection with the delivery of this opinion. In addition, AMG has agreed to indemnify us for certain liabilities arising out of our engagement. We, in the ordinary course of business, have from time to time provided, and in the future may continue to provide financial advisory and other related services to AMG and/or its affiliates, as the case may be, for which we have or will receive fees.

        This opinion is furnished solely for the benefit of the board of directors of AMG and may not be otherwise produced, except that this opinion may be included in it's entirety in any filing made by AMG in respect of the Transaction with the Securities and Exchange Commission and, subject to our prior review and consent, referred to therein. In addition, this opinion does not in any manner address the prices at which AML stock or AMG stock will trade following consummation of the Transaction and DLT expresses no opinion or recommendation as to how the shareholders of AMG should vote at the shareholders meeting held in connection with this Transaction. This opinion is delivered to the board of directors of AMG subject to the conditions, scope of engagement, limitations and understanding set forth in this opinion and our engagement letter dated 03 June 2003, and subject to the understanding that the obligations of DLT in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of DLT shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any recipient of this opinion. AMG has also agreed to indemnify DLT for certain liabilities that may arise out of rendering this opinion.

        As of the date hereof, subject to the foregoing, and based upon such other matters as we deemed relevant, it is our opinion that the consideration to be paid by Mr. Tom Lane for and on behalf of Tom Lane Investment Group pursuant to the Agreement is fair to AMG and its stockholders from a financial point of view.

Yours faithfully,
DELANEY LOCKE & THORPE
Chartered Accountants & Registered Auditor

A-2

EXHIBIT B

ADVANCED MATERIALS GROUP, INC.
PRO FORMA FINANCIAL DATA

        Advanced Materials Group, Inc. has a ten-year strategic manufacturing agreement in Singapore with Foamex Asia ("Foamex"). Terms of the agreement call for us to lease production equipment and provide certain technology to Foamex. Foamex will in turn provide its manufacturing facilities and workforce to fabricate foam products at its Singapore facility. The manufacturing agreement has a profit sharing provision that changes annually.

        On June 20, 2003, the manufacturing agreement was amended to change the vendor of record for the customer supplied under the agreement from us to Foamex (the "Singapore Amendment"). Although this change will not affect our share of the profitability under the agreement, it will cause a significant reduction in our future reported revenues. Previously, we purchased the raw materials for the production of product and billed the end customer and therefore recognized the gross sales and cost of sales on our financials. Under the amended agreement, we will no longer purchase the raw materials or bill the end customer and will only recognize our portion of profit as revenue. This change allows us to significantly reduce our liabilities and improve our cash flow, as we will no longer need to purchase raw materials in advance of sales.

        On June 11, 2003, the holders of a majority of the shares of our common stock outstanding as of the record date, April 28, 2003, who include directors, affiliates of directors and major stockholders with whom we routinely share information on a confidential basis, approved by written consent, the sale of all of the outstanding shares of capital stock (the "Action") of our wholly-owned subsidiary, Advanced Materials Limited ("AML-Ireland"). Consideration for the proposed sale of AML-Ireland is $1,100,000 in cash, forgiveness of an $813,000 loan that we owe to AML-Ireland, and forgiveness of an estimated $1,312,000 in trade payables that we owe to AML-Ireland, subject to adjustments to reflect changes in the trade payables up to the date of closing.

        The following unaudited pro forma condensed consolidated balance sheet as of May 31, 2003 is presented as if the Singapore Amendment was completed prior to May 31, 2003 and the sale of AML-Ireland occurred as of May 31, 2003. The unaudited pro forma condensed consolidated statements of operations for the six months ended May 31, 2003 and the year ended November 30, 2002 are presented as if the Singapore Amendment and the Action occurred at the beginning of the periods presented. All statements are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated statements of operations are based on the historical financial statements. This unaudited pro forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the transaction had been consummated on the date indicated or that may be obtained in the future.

ADVANCED MATERIALS GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MAY 31, 2003
(Unaudited)

	May 31, 2003	Singapore Amendment		Sale of AML-Ireland		Pro Forma May 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$654,000	$223,000	(1)	$430,000	(3)	$1,307,000
Accounts receivable, net	3,371,000	(983,000	)(1)	(1,049,000	)(4)	1,339,000
Inventories, net	3,788,000			(1,807,000	)(4)	1,981,000
Prepaid expenses and other	553,000			(154,000	)(4)	399,000

Total current assets	8,366,000	(760,000)		(2,580,000)		5,026,000
Property and equipment, net	2,203,000	(714,000)		(4)		1,489,000
Other assets	71,000			(16,000	)(4)	55,000

Total assets	$10,640,000	$(760,000)		$(3,310,000)		$6,570,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,075,000	$(345,000	)(1)	$(3,193,000	)(4)	$1,537,000
Accrued liabilities	901,000			(617,000	)(4)	284,000
Restructuring reserve, curren	378,000					378,000
Deferred income	137,000	(137,000	)(2)			—
Line of credi	1,420,000	(415,000	)(1)			1,005,000
Convertible debentures	405,000					405,000
Current portion of long-term obligations	533,000					533,000

Total current liabilities	8,849,000	(897,000)		(3,810,000)		4,142,000
Deferred compensation, net of current protion	1,094,000					1,094,000
Restructuring reserve, net of current portion	289,000					289,000
Capital leases, net of current portion	70,000					70,000

Total liabilities	10,302,000	(897,000)		(3,810,000)		5,595,000

Commitments and contingencie
Stockholders' equity
Preferred stock	—					—
Common stock	9,000					9,000
Additional paid-in capital	7,083,000					7,083,000
Accumulated deficit	(6,754,000)	137,000	(2)	500,000	(5)	(6,117,000)

Total stockholders' equity	338,000	137,000		500,000		975,000

Total liabilities and stockholders' equity	$10,640,000	$(760,000)		$(3,310,000)		$6,570,000

See notes to pro forma condensed consolidated financial statements.

ADVANCED MATERIALS GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED MAY 31, 2003
(Unaudited)

	May 31, 2003	Singapore Amendment(6)	Sale of AML-Ireland(7)	Proforma May 31, 2003
Net sales	$14,226,000	$(3,593,000)	$(4,638,000)	$5,995,000
Cost of sales	12,400,000	(3,593,000)	(3,716,000)	5,091,000

Gross profit	1,826,000	—	(922,000)	904,000

Operating expenses:
Selling, general and administrative	1,584,000		(612,000)	972,000
Depreciation and amortization	133,000		(27,000)	106,000

Total operating expenses	1,717,000	—	(639,000)	1,078,000

Income (loss) from operations	109,000	—	(283,000)	(174,000)
Other income (expense):
Interest expense	(172,000)		6,000	(166,000)
Foreign exchange gain (loss)	27,000		(27,000)	—
Other, net	(36,000)			(36,000)

Total other expenses, net	(181,000)	—	(21,000)	(202,000)

Loss before income taxes	(72,000)		(304,000)	(376,000)
Income tax expense	(21,000)		21,000	—

Net loss	$(93,000)	$—	$(283,000)	$(376,000)

Basic and diluted loss per common share	$(0.01)	$—	$0.00	$(0.04)

Basic and diluted weighted average common shares outstanding	8,671,272	8,671,272	8,671,272	8,671,272

See notes to pro forma condensed consolidated financial statements.

ADVANCED MATERIALS GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED NOVEMBER 30, 2002

	November 30, 2002	Singapore Amendment(6)	Sale of AML-Ireland(7)	Pro forma November 30, 2002
		(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$36,287,000	$(10,533,000)	$(9,698,000)	$16,056,000
Cost of sales	32,412,000	(10,533,000)	(8,068,000)	13,811,000

Gross profit	3,875,000	—	(1,630,000)	2,245,000

Operating expenses:
Selling, general and administrative	3,274,000		(1,041,000)	2,233,000
Restructuring charges	226,000			226,000
Write-down of goodwill	387,000			387,000
Depreciation and amortization	268,000		(54,000)	214,000

Total operating expenses	4,155,000	—	(1,095,000)	3,060,000

Income (loss) from operations	(280,000)	—	(535,000)	(815,000)
Other income (expense):
Interest expense	(415,000)		(5,000)	(420,000)
Foreign exchange gain (loss)	44,000		(44,000)	—
Other, net	(80,000)			(80,000)

Total other expenses, net	(451,000)	—	(49,000)	(500,000)

Loss before income taxes	(731,000)	—	(584,000)	(1,315,000)
Income tax expense	(257,000)		(37,000)	(294,000)

Net loss	$(474,000)	$—	$(547,000)	$(1,021,000)

Basic and diluted loss per common share	$(0.05)	$—	$(0.06)	$(0.12)

Basic and diluted weighted average common shares outstanding	8,671,272	8,671,272	8,671,272	8,671,272

See notes to pro forma condensed consolidated financial statements.

Notes to Pro Forma Condensed Consolidated Financial Statements

(1)
Represents the following adjustments relating to the Singapore manufacturing agreement as if the Singapore Amendment had taken place prior to the balance sheet date.

Collection of accounts receivable	$983,000
Payments of accounts payable	(345,000)
Payment on line of credit	(415,000)

Net increase in cash	$223,000

(2)
Represents recognition of deferred income relating to the Singapore manufacturing agreement as if the Singapore Amendment had taken place prior to the balance sheet date.

(3)
Represents estimated net proceeds from the sale of AML-Ireland of $1,026,000 (net of estimated expenses of $74,000) less the elimination of the AML-Ireland cash balance of $596,000 as of May 31, 2003.

(4)
Represents the elimination of amounts for the balance sheet of AML-Ireland as of May 31, 2003.

(5)
Represents estimated gain and the sale of AML-Ireland, computed as the estimated sale price of $3,225,000 less our investment in AML-Ireland of $2,651,000 as of May 31, 2003 and estimated expenses relating to the Action.

(6)
Adjustments to the condensed consolidated statements of operations for the six-month period ended May 31, 2003 and the year ended November 30, 2002 for the Singapore Amendment represent the elimination of the cost of sales from revenues and expenses, leaving only our share of profit reported as revenue and net income.

(7)
Adjustments to the condensed consolidated statements of operations for the six-month period ended May 31, 2003 and the year ended November 30, 2002 for the sale of AML-Ireland represent the elimination of revenues and expenses generated from AML-Ireland during the period presented. These pro forma condensed consolidated statements of operations do not include the expected gain of approximately $500,000 on the sale of AML-Ireland.

  The adjustments on these statements do not include the elimination of corporate expense allocations to AML-Ireland in the amounts of $253,000 for the six-month period ended May 31, 2003 and $450,000 for the year ended November 30, 2002. These expenses represent corporate overhead costs, and although management believes there will be a reduction in these expenses as a result of the sale of AML-Ireland, the amount of the reduction has not yet been determined.

EXHIBIT C

ADVANCED MATERIALS GROUP, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants

Board of Directors
Advanced Materials Group, Inc.
Rancho Dominguez, California

        We have audited the accompanying consolidated balance sheets of Advanced Materials Group, Inc. and its subsidiaries (the "Company") as of November 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended November 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advanced Materials Group, Inc. and its subsidiaries, as of November 30, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for goodwill in 2002.

        The Company is currently in technical default under the compliance provisions of its bank line of credit and term loan. See Notes 1, 4 and 5 to these consolidated financial statements.

/s/ BDO SEIDMAN, LLP BDO SEIDMAN, LLP
January 30, 2003, except as to notes 4 and 5 which are as of August 31, 2003

ADVANCED MATERIALS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended November 30,	2002	2001	2000
Net sales	$36,287,000	$38,483,000	$40,329,000
Cost of sales (including depreciation of $571,000, $553,000 and $592,000 for the years ended November 30, 2002, 2001 and 2000, respectively)	32,412,000	35,102,000	34,152,000

Gross profit	3,875,000	3,381,000	6,177,000

Operating expenses:
Selling, general and administrative	3,274,000	4,484,000	4,463,000
Restructuring charges	226,000	1,334,000	—
Write-down of goodwill	387,000	—	—
Depreciation and amortization	268,000	344,000	286,000

Total operating expenses	4,155,000	6,162,000	4,749,000

Income (loss) from operations	(280,000)	(2,781,000)	1,428,000
Other (expense) income:
Interest expense	(415,000)	(501,000)	(523,000)
Foreign exchange gain (loss)	44,000	13,000	(67,000)
Other, net	(80,000)	(51,000)	(59,000)

Total other expense, net	(451,000)	(539,000)	(649,000)
Income (loss) from continuing operations before income taxes	(731,000)	(3,320,000)	779,000
Income tax (benefit) expense	(257,000)	66,000	273,000

Income (loss) from continuing operations	(474,000)	(3,386,000)	506,000
Discontinued operations:
Estimated gain on disposal of Condor Utility Products, Inc.	—	—	667,000

Net income (loss)	$(474,000)	$(3,386,000)	$1,173,000

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$(0.05)	$(0.39)	$0.06
Estimated gain on disposal of Condor Utility Products, Inc	—	—	0.08

Net income (loss) per share	$(0.05)	$(0.39)	$0.14

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.05)	$(0.39)	$0.06
Estimated gain on disposal of Condor Utility Products, Inc	—	—	0.07

Net income (loss) per share	$(0.05)	$(0.39)	$0.13

Basic weighted average common shares outstanding	8,671,272	8,671,272	8,599,723

Diluted weighted average common shares outstanding	8,671,272	8,671,272	8,784,412

See accompanying notes to consolidated financial statements

ADVANCED MATERIALS GROUP, INC.
CONSOLIDATED BALANCE SHEETS

November 30,	2002	2001
ASSETS
Current assets:
Cash and cash equivalents	$764,000	$1,303,000
Accounts receivable, net of allowance for doubtful accounts of $97,000 and $199,000 as of November 30, 2002 and 2001, respectively	5,464,000	6,401,000
Inventories, net of allowance for obsolescence of $241,000 and $123,000 as of November 30, 2002 and 2001, respectively	3,456,000	3,551,000
Prepaid expenses and other	143,000	308,000

Total current assets	9,827,000	11,563,000
Property and equipment, net	2,485,000	2,654,000
Goodwill, net of accumulated amortization of $568,000 as of November 30, 2001	—	387,000
Other assets	199,000	168,000

Total assets	$12,511,000	$14,772,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,387,000	$6,457,000
Accrued liabilities	772,000	838,000
Restructuring reserve	378,000	406,000
Deferred income	97,000	255,000
Line of credit	3,701,000	2,788,000
Current portion of long-term obligations	599,000	708,000

Total current liabilities	9,934,000	11,452,000
Convertible debentures	405,000	405,000
Restructuring reserve	504,000	647,000
Retirement benefit to former employees, net of current portion of $157,000 and $154,000 and of discount of $2,871,000 and $2,994,000 at November 30, 2002 and 2001, respectively	1,094,000	1,129,000
Capital lease obligations, net of current portion of $164,000 and $146,000 at November 30, 2002 and 2001, respectively	143,000	234,000

Total liabilities	12,080,000	13,867,000

Commitments and contingencies
Stockholders' equity:
Preferred stock—$.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$.001 par value; 25,000,000 shares authorized; 8,671,272 shares issued and outstanding at November 30, 2002 and 2001	9,000	9,000
Additional paid-in capital	7,083,000	7,083,000
Accumulated deficit	(6,661,000)	(6,187,000)

Total stockholders' equity	431,000	905,000

Total liabilities and stockholders' equity	$12,511,000	$14,772,000

See accompanying notes to consolidated financial statements

ADVANCED MATERIALS GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock
			Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount
Balances, November 30, 1999	8,519,055	$9,000	$6,987,000	$(4,009,000)	$2,987,000
Stock options exercised	152,217	—	96,000	—	96,000
Subsidiary year end change	—	—	—	35,000	35,000
Net income	—	—	—	1,173,000	1,173,000

Balances, November 30, 2000	8,671,272	9,000	7,083,000	(2,801,000)	4,291,000
Net loss	—	—	—	(3,386,000)	(3,386,000)

Balances, November 30, 2001	8,671,272	9,000	7,083,000	(6,187,000)	905,000
Net loss	—	—	—	(474,000)	(474,000)

Balances, November 30, 2002	8,671,272	$9,000	$7,083,000	$(6,661,000)	$431,000

See accompanying notes to consolidated financial statements

ADVANCED MATERIALS GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended November 30,	2002	2001	2000
Cash flows from operating activities:
Net income (loss)	$(474,000)	$(3,386,000)	$1,173,000
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	839,000	897,000	878,000
Provision for bad debt	5,000	99,000	—
Provision for obsolete inventory	160,000	(483,000)	(10,000)
Write-off of goodwill	387,000	—	—
Change in restructuring reserve	(171,000)	1,053,000	—
Deferred tax provision	—	—	267,000
Interest and other on deferred compensation	141,000	125,000	160,000
Gain (loss) on disposal of fixed assets	(13,000)	(25,000)	(25,000)
Discontinued operations:
Write-off of property and equipment	—	—	308,000
Reversal of litigation accrual	—	—	(975,000)
Effect of November 2000 cash flow activity for a subsidiary year end change	—	—	35,000
Changes in operating assets and liabilities:
Accounts receivable	932,000	1,253,000	(515,000)
Income taxes	—	264,000	229,000
Inventories	(65,000)	928,000	(1,095,000)
Prepaid expenses and other	165,000	59,000	(192,000)
Other assets	(31,000)	(16,000)	85,000
Accounts payable and other accrued liabilities	(2,136,000)	441,000	1,266,000
Deferred income	(158,000)	(18,000)	(64,000)

Net cash (used in) provided by operating activities	(419,000)	2,157,000	1,525,000

Cash flows from investing activities:
Purchases of property and equipment	(568,000)	(566,000)	(1,107,000)
Proceeds from sale of property and equipment	13,000	150,000	54,000

Net cash used in investing activities	(555,000)	(416,000)	(1,053,000)

Cash flows from financing activities:
Exercise of common stock options	—	—	96,000
Net borrowings (repayments) under line of credit	913,000	(667,000)	(238,000)
Borrowings (repayments) under term loans	(127,000)	(614,000)	476,000
Payments on capital lease obligations	(175,000)	(126,000)	(92,000)
Payments on deferred compensation	(176,000)	(132,000)	(129,000)

Net cash (used in) provided by financing activities	435,000	(1,539,000)	133,000

Net change in cash and cash equivalents	(539,000)	202,000	605,000
Cash and cash equivalents, beginning of year	1,303,000	1,101,000	496,000

Cash and cash equivalents, end of year	$764,000	$1,303,000	$1,101,000

Supplemental disclosures of cash flow information:
Cash paid (received) during the year for:
Interest	$501,000	$524,000	$445,000

Income taxes	$(220,000)	$29,000	$(229,000)

Fixed assets acquired under capital leases	$102,000	$39,000	$237,000

See accompanying notes to consolidated financial statements

ADVANCED MATERIALS GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

        Advanced Materials Group, Inc. and its subsidiaries (collectively, the "Company"), engage in the conversion of specialty materials, including foams, films and adhesive composites into components and finished products for the computer peripheral, medical, automotive, aerospace and consumer products markets. The Company has manufacturing facilities in the United States and in Ireland, as well as strategic manufacturing alliances in Puerto Rico and Singapore.

Principles of Consolidation

        The consolidated financial statements include the accounts of Advanced Materials Group, Inc. and its wholly owned subsidiaries, Advanced Materials, Inc. and Advanced Materials Ltd. All significant intercompany accounts and transactions have been eliminated.

Liquidity

        The Company has incurred substantial losses from operations, has a working capital deficit and is currently in technical default under the compliance provisions of its bank line of credit and term loan (see notes 4 and 5). In order to fund present and future operations, the Company needs to cure its covenant violations with its lender and extend the terms of such line, or find a replacement lender with acceptable terms. While the Company is in the process of attempting to cure its line of credit violations, and has initiated plans to return to profitability, there are no assurances that the Company will be successful in completing these critical tasks. If the Company is unable to successfully complete these critical tasks, it may be forced to significantly reduce, restructure or cease its operations and/or liquidate inventory at amounts below current carrying value to generate the necessary working capital to fund its operations.

Reclassifications

        Certain fiscal 2001 and 2000 amounts in the accompanying consolidated financial statements have been reclassified to conform to the fiscal 2002 presentation.

Fiscal Year Change

        During calendar 2000, the Company's Ireland subsidiary, Advanced Materials Ltd., changed its fiscal year end from October 31 to November 30. The consolidated statement of operations for the year ended November 30, 2000 includes the results of this subsidiary's operations for the twelve months ended October 31, 2000. The results of operations for the transition period of November 1 to November 30, 2000 for this subsidiary were charged to retained earnings in order to report only twelve months of operating results.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

        The Company considers highly liquid investments with a remaining maturity of three months or less when purchased to be cash equivalents. The Company's cash equivalents at November 30, 2002 consist primarily of investments in a money market fund.

Fair Value of Financial Instruments

        The Company's cash and cash equivalents, accounts receivable, accounts payable and line of credit approximated fair value at November 30, 2002 because of the relatively short maturity of these instruments. The carrying value of debt approximated fair value at November 30, 2002 due to the Company's ability to obtain financing at similar interest rates from other lenders.

Inventories

        Inventories are stated at the lower of cost (first-in, first-out method) or market. Cost includes raw materials, labor, manufacturing overhead and purchased products. Market is determined by comparison with recent purchases or net realizable value. Net realizable value is based on forecasts for sales of the Company's products in the ensuing years. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown on the accompanying consolidated balance sheets.

Property and Equipment

        Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized. Repairs and maintenance costs are charged to operations as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and gains or losses from retirements and dispositions are credited or charged to operations.

        Depreciation and amortization are computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are being amortized on a straight-line basis over the lesser of the useful life of the related improvements or term of the lease. Depreciation expense was approximately $839,000, $833,000, and $815,000 for the years ended November 30, 2002, 2001, and 2000, respectively, of which $571,000, $553,000, and $592,000, respectively, is included in cost of sales in the accompanying consolidated statements of operations.

Impairment of Long-Lived Assets

        The Company assesses the recoverability of its long-lived and certain intangible assets, including goodwill, by determining whether the related asset balance can be recovered through projected undiscounted cash flows. The amount of impairment, if any is measured based on projected discounted future cash flows (fair value) and charged to operations in the period in which impairment is determined by management.

        Effective December 1, 2001, the Company adopted new accounting rules for goodwill and certain intangible assets. Among the requirements of the new rules is that goodwill and certain intangible assets be assessed for impairment using fair value measurement techniques. During the fourth quarter of 2002, the Company completed an impairment evaluation and determined that their goodwill has been impaired and accordingly, recorded a $387,000 non-cash pretax charge for the impairment of goodwill. Amortization expense of approximately $60,000 recognized during 2001 and 2000 would not have been recognized under the new accounting rules.

        There were no impairment charges for the year ended November 30, 2001.

        During fiscal year 2000, the Company wrote down equipment with a carrying value of $308,000 relating to the discontinued operations of one of its subsidiaries.

Revenue Recognition

        The Company recognizes revenue from product sales when it is realized or realizable and earned, which is generally at the time of shipment and passage of title. Revenue is considered to be realized or realizable and earned when there is persuasive evidence of a sales arrangement in the form of a contract or a purchase order, the product has been shipped, the sales price is fixed or determinable and collectibility is reasonably assured. The Company records revenue for shipping costs charged to customers. The related shipping costs incurred are recorded in cost of sales.

Advertising Costs

        Advertising costs are expensed as incurred. Advertising costs were approximately $25,000, $27,000, and $22,000, for the years ended November 30, 2002, 2001, and 2000, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Concentrations of Credit Risk

  Cash and Cash Equivalents

        At November 30, 2002, the Company maintained cash balances at certain financial institutions in excess of federally insured limits.

Customers

        The Company provides credit in the normal course of business to customers throughout the United States and foreign markets. The Company performs ongoing credit evaluations of its customers. The Company maintains reserves for potential credit losses based upon the Company's historical experience related to credit losses.

        Hewlett Packard accounted for 66%, 62% and 53% of consolidated revenues for the years ended November 30, 2002, 2001 and 2000, respectively. Hewlett Packard accounted for 51% and 47% of consolidated accounts receivable as of November 30, 2002 and 2001, respectively. The loss of Hewlett Packard as a customer or a decline in the economic prospects of Hewlett Packard would have a material adverse effect on the Company's consolidated financial position and results of operations.

  Suppliers

        Foamex accounted for 50%, 68% and 62% of consolidated purchases for the years ended November 30, 2002, 2001 and 2000, respectively. Foamex accounted for 43% and 22% of consolidated accounts payable at November 30, 2002 and 2001, respectively. Management believes that the loss of Foamex as a major supplier of foam could adversely affect the Company's business. If another supplier's products were to be substituted by our customers in critical applications, there are no assurances that AMG would retain the favorable supply position that it has earned through over 25 years as an authorized converter/fabricator for Foamex and Voltek.

        The Company formed Advanced Materials Foreign Sales Corporation Ltd., a wholly-owned subsidiary of the Company, to enter into a strategic manufacturing agreement in Singapore. The Company entered into a ten-year agreement with Foamex Asia ("Foamex") in January 1998. Terms of the agreement call for the Company to lease production equipment and provide certain technology to Foamex. Foamex will in turn provide its manufacturing facilities and workforce to fabricate foam products at Foamex's Singapore facility. The manufacturing agreement has a profit sharing provision that changes annually. The profit sharing split is as follows (in percentages):

Year	The Company	Foamex
1998	65	35
1999	60	40
2000	50	50
2001	50	50
2002	45	55
2003	40	60
2004 - 2007	35	65

        During 2001, Foamex agreed to maintain the year 2000 profit sharing split of 50/50. However, in 2002 the profit sharing was changed to 45/55 and it is expected that the Company's profit sharing split will continue to decrease to the 35% level over the next couple of years, and, accordingly, the Company's gross margin related to this arrangement will decline (see note 12). The continued success of the Company's Singapore operations depends upon the continued relationship with Foamex. The net income from operations provided by the Singapore operation was $1,206,000 and $1,471,000 for the fiscal years ended November 30, 2002 and 2001, respectively.

Risks and Uncertainties

  Licenses and Proprietary Rights

        The Company has secured a patent on a manufacturing process for fabricating plastic foam sheet material with compound radius. The Company relies on proprietary know-how, exclusive distribution agreements, and employs various methods to protect its processes, including employment contracts with key personnel. There can be no assurance that others will not independently develop similar processes.

  Environmental Regulation and Operating Considerations

        The manufacture of certain products by the Company requires the purchase and use of chemicals and other materials, which are or may be, classified as hazardous substances. The Company and its subsidiaries do not maintain environmental impairment insurance. There can be no assurance that the Company and its subsidiaries will not incur environmental liability or that hazardous substances are not or will not be present at their facilities.

        The Company and its subsidiaries are subject to regulations administered by the United States Environmental Protection Agency, various state agencies, county and local authorities acting in conjunction with federal and state agencies and EU and Irish agencies. Among other things, these regulatory bodies impose restrictions to control air, soil and water pollution. The extensive regulatory framework imposes significant complications, burdens and risks on the Company. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions and/or impose civil and criminal fines or sanctions in the case of violations.

        The Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict joint and several liability on the present and former owners and operators of facilities which release hazardous substances into the environment. The Federal Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), regulates the generation, governed by the law, which contains the California counterparts of CERCLA and RCRA. The Company and its subsidiaries believe that their manufacturing activities are in substantial compliance with all material Federal, State, EU, and Irish laws and regulations governing their respective operations. Amendments to existing statutes and regulations could require the Company or its subsidiaries to modify or alter methods of operations at costs, which could be substantial. There can be no assurance that the

Company or its subsidiaries will be able, for financial or other reasons, to comply with applicable laws and regulations.

        The Company believes that it currently conducts, and in the past has conducted, its activities and operations in substantial compliance with applicable environmental laws, and believes that costs arising from existing environmental laws will not have a material adverse effect on the Company's consolidated financial condition or results of operations. There can be no assurance, however, that environmental laws will not become more stringent in the future or that the Company will not incur costs in the future in order to comply with such laws.

        Various laws and regulations relating to safe working conditions, including the Occupational Safety and Health Act ("OSHA"), are also applicable to the Company and its subsidiaries. The Company believes it and its subsidiaries are in substantial compliance with all material Federal, state, local, EU and Irish laws and regulations regarding safe working conditions.

Foreign Currency Transactions

        The functional currency of foreign subsidiaries is considered to be the United States dollar. Foreign translation gains and losses from remeasurement are included in the consolidated statements of operations. Foreign exchange (gains) losses for the years ended November 30, 2002, 2001 and 2000 were approximately $(44,000), $(13,000) and $67,000, respectively.

Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates expected to apply when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts, which are more likely than not to be realized. The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Stock-based Compensation

        The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees". The Company adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", ("SFAS 123"), which requires the disclosure of pro forma net income and earnings per share as if the Company adopted the fair value-based method in measuring compensation expense.

Earnings (Loss) per Share

        The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 requires the presentation of basic and diluted net income per share. Basic earnings per share exclude dilution and are computed by dividing net income by the weighted average of common shares outstanding during the period. Diluted earnings per share reflect the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. Potential common shares including stock options, warrants, and convertible debentures have been excluded for the years ended November 30, 2002 and 2001 as their effect would be antidilutive.

        Basic and Diluted net income (loss) per share computed in accordance with SFAS 128 for the years ended November 30 are as follows:

	2002	2001	2000
BASIC EPS:
Net income (loss)	$(474,000)	$(3,386,000)	$1,173,000
Denominator: Weighted average common shares outstanding	8,671,272	8,671,272	8,599,723

Net income (loss) per share—basic	$(0.05)	$(0.39)	$0.14

DILUTED EPS:
Net income (loss)	$(474,000)	$(3,386,000)	$1,173,000
Denominator: Weighted average common shares outstanding	8,671,272	8,671,272	8,599,723
Common equivalent shares outstanding:
Options	—	—	162,870
Warrants	—	—	21,819

Total shares	8,671,272	8,671,272	8,784,412

Net income (loss) per share—diluted	$(0.05)	$(0.39)	$0.13

        There were 1,717,000 and 1,735,000 potentially dilutive options, exclusive of effect of convertible debentures, outstanding at November 30, 2002 and 2001, respectively, that were not included above because they would be anti-dilutive.

Recent Accounting Pronouncements

        In July 2001, the FASB issued Statements of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations and No. 142, "Goodwill and Other Intangible Assets". These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. Effective December 1, 2001, the Company adopted new accounting rules for goodwill and certain intangible assets. Among the requirements of the new rules is that goodwill and certain intangible assets be assessed for impairment using fair value measurement techniques. During the fourth quarter of 2002, the Company completed an impairment evaluation and determined that their goodwill has been impaired and accordingly, recorded a $387,000 non-cash pretax charge for the impairment of goodwill. Amortization expense of approximately $60,000 recognized during 2001 and 2000 would not have been recognized under the new accounting rules.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." SFAS 144 is effective for fiscal years beginning after December 15, 2001. AMG will adopt SFAS 144 beginning in the fiscal year 2003. The Company does not believe that the adoption of SFAS 144 will materially impact the Company's financial position or results of operations.

        On July 30, 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. SFAS No. 146 replaces the prior guidance that was provided by EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Management currently believes that the adoption of SFAS No. 146 will not have a material impact on the financial statements.

        In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation, Transition and Disclosure, an amendment of FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in the interim financial information. The amendments to SFAS No. 123 that provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation are effective for financial statements for fiscal years ending after December 15, 2002. The amendment to SFAS No. 123 relating to disclosure and the amendment to Opinion 28 is effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. Early application is encouraged. Management currently believes that the adoption of SFAS No. 148 will not have a material impact on the financial statements.

NOTE 2—INVENTORIES

        Inventories consist of the following at November 30:

	2002	2001
Raw materials	$2,051,000	$2,235,000
Work-in-progress	170,000	209,000
Finished goods	1,476,000	1,230,000

	3,697,000	3,674,000
Less allowance for obsolete inventory	(241,000)	(123,000)

	$3,456,000	$3,551,000

NOTE 3—PROPERTY AND EQUIPMENT

        Property and equipment consists of the following at November 30:

	2002	2001
Machinery and equipment	$4,548,000	$4,016,000
Furniture and fixtures	1,672,000	1,633,000
Transportation equipment	171,000	198,000
Leasehold improvements	527,000	476,000
Construction in progress	28,000	31,000

	6,946,000	6,354,000
Less accumulated depreciation	(4,461,000)	(3,700,000)

	$2,485,000	$2,654,000

        The assets held under capital leases have been included in property and equipment and total $694,000 and $626,000 with accumulated depreciation of $297,000 and $286,000 for the years ended November 30, 2002 and 2001, respectively.

NOTE 4—LINE OF CREDIT

        The line of credit consists of the following at November 30:

	2002	2001
Revolving line of credit agreement with a bank, which provides for borrowings up to $4,500,000, as defined. The line bears interest at prime plus 3.25% (7.5% and 8.0% at November 30, 2002 and 2001, respectively). The line of credit is secured by substantially all of the assets of the Company and expires in May 2003. There was approximately $232,000 available under the line at November 30, 2002.	$3,701,000	$2,788,000

        This line of credit agreement requires the Company to maintain certain financial covenants including the maintenance of working capital and tangible net worth ratios. The line of credit is secured by substantially all of the assets of the Company and expires on September 30, 2003 (extended on February 11, 2003, May 28, 2003 and August 31, 2003). At November 30, 2002, the Company was not in compliance with these covenants and therefore is in technical default under the compliance provisions of its bank line of credit and has not received a waiver for such non-compliance. The lender has amended its agreement to extend the termination date of the line of credit from February 28, 2003 to September 30, 2003 and to decrease the availability under the line by $10,000 per week during the period from March 1, 2003 through August 31, 2003. The Company is in negotiations with another lender to take over its line of credit, and, on August 18, 2003, the Company received a nonbinding commitment letter from the proposed lender. The new proposed line of credit is to expire two years from the date of closing and bear interest at prime plus 1.5%. Should a definitive agreement not be concluded with the new lender by September 30, 2003, the Company will seek to further extend its existing line of credit agreement.

        Interest expense related to the line of credit totaled approximately $349,000, $494,000, and $361,000 for the years ended November 30, 2002, 2001, and 2000, respectively.

NOTE 5—TERM LOAN

        The Company has an outstanding term loan of $278,000 and $408,000 as of November 30, 2002 and 2001, respectively. The term loan bears interest at prime plus 3.25% (7.5% and 8% at November 30, 2002 and 2001, respectively). The term loan is secured by substantially all of the assets of the Company and expires in August 2003 (extended on February 11, 2003, May 28, 2003 and August 31, 2003.) The loan is payable to the same bank as the Company's line of credit, for which the Company is in technical default under the compliance provisions (See Note 4). The Company is in negotiations with another lender to take over its term loan, and, on August 18, 2003, the Company received a nonbinding commitment letter from the proposed lender. The new proposed term loan is to amortize straight line over 60 months with a balloon due two years from the date of closing. It will bear interest at prime plus 2.0%. Should a definitive agreement not be concluded with the new lender by September 30, 2003, the Company will seek to further extend its existing term loan.

        Advanced Materials Limited, the Company's Ireland subsidiary, was party to a term loan agreement with a bank which provided for borrowings up to 592,000 Irish Pounds (approximately $652,000 at November 30, 2000), as defined, and bore interest at 2.5% over 3 month LIBOR (6.74% at November 30, 2000). There was $470,000 outstanding under this term loan at November 30, 2000. During fiscal year 2001, the outstanding balance was repaid and the loan was retired. Interest expense related to this term loan was approximately $29,000 and $41,000 for the years ended November 30, 2001 and 2000, respectively.

NOTE 6—CONVERTIBLE DEBENTURES

        The Company had outstanding convertible debentures totaling $405,000 at November 30, 2002 and 2001. The debentures bear interest at 7.5% per annum, with interest payable quarterly. The debentures were issued in denominations of $1,000, or multiples thereof, and, together with all then accrued and undeclared interest, are convertible at the election of the holder at any time after their purchase at a conversion premium of 125% of the closing bid price of the common stock on the date after their purchase (convertible at prices ranging from $3.59 to $4.37 per share). The debentures mature in March 2004. The debentures may be prepaid for cash at the option of the Company upon 20 days prior notice, in whole or in part, at the offering price plus accrued and unpaid dividends to the prepayment date. If the Company's stock trades at a price equal to 150% of the closing bid price of its common stock on the date prior to the effective date of the original offering, for 10 consecutive trading days, the Company will have the right to force conversion. The debentures carry no voting rights. The common stock underlying the debentures was registered pursuant to a registration statement that was effective January 17, 1995. Interest expense related thereto totaled approximately $30,000 for each of the years ended November 30, 2002, 2001, and 2000.

NOTE 7—RESTRUCTURING CHARGES

        In May 2001, the Company announced the closure of its manufacturing facility in Dallas, Texas and its distribution centers in Portland, Oregon and Parker, Colorado. The closure of the two distribution centers was completed during the third quarter and the closure of the Texas facility was completed by the end of the fourth quarter of fiscal 2001. The Company closed these facilities in order to consolidate its U.S. operations into its plant in Rancho Dominguez, California and reduce overhead costs in response to its lower domestic sales. Restructuring charges of $226,000 and $1,334,000 were recorded during the years ended November 30, 2002 and 2001, respectively, relating to the plant closures. During 2002, approximately $63,000 in severance costs and $334,000 in lease costs were charged against the reserve. During fiscal 2001, approximately $135,000 in severance costs, $139,000 in lease costs and $7,000 in service contract costs were charged against the reserve. The remainder of the restructuring reserve consists of lease abandonment costs of $876,000 (net of probable lease revenue of $240,000) and severance costs of $6,000, which have been substantially classified as a long-term liability since the lease payments will be made through November 2005.

        The following table summarizes the changes in the restructuring reserve during the fiscal year ended November 30, 2002:

Beginning Balance, November 30, 2001	$1,053,000
Additional reserve—change in estimate	226,000
Less: cash paid	(397,000)

Balance, November 30, 2002	$882,000

NOTE 8—COMMITMENTS AND CONTINGENCIES

        The Company is obligated to: (i) make monthly payments beginning December 1996, of $5,500 (reduced to $3,500 in December 2006), and provide life insurance to a former employee who is currently a stockholder of the Company and (ii) make monthly payments beginning December 1995, of $3,500 to a former employee.

        These obligations are based upon the actuarially determined remaining lives of the obligees, are subject to cost-of-living adjustments based on the Consumer Price Index (CPI), estimated by management at 3% per annum, and are due until the later of the death of the obligees or their spouses.

        The present value of the estimated future non-contingent payments under the above-mentioned agreements is approximately $1,251,000, net of a discount of approximately $2,871,000. Estimated future payments are due as follows:

Years Ending November 30,
2003	$157,000
2004	144,000
2005	149,000
2006	153,000
Thereafter	3,519,000

$4,122,000

Leases

        The Company and its subsidiaries lease facilities and equipment under non-cancelable operating leases, which expire at various dates through February 2008. The Company and its subsidiaries also lease certain machinery and equipment under capital lease obligations, which expire in 2007.

        Approximate future minimum operating and capital lease obligations, including the Texas facility, at November 30, 2002 are as follows:

	Operating Leases	Capital Leases
2003	$854,000	$182,000
2004	847,000	85,000
2005	570,000	47,000
2006	240,000	11,000
2007	240,000	2,000
Thereafter	60,000	—

Total minimum lease obligations	$2,811,000	327,000

Less amounts representing interest		(20,000)

Present value of capital lease payments		307,000
Current portion		(164,000)

Long-term portion		$143,000

        Lease expense (not including the lease for the Texas facility) for the years ended November 30, 2002, 2001, and 2000 was $685,000, $819,000, and $684,000, respectively.

        Interest expense incurred under capital lease obligations was insignificant for the years ended November 30, 2002, 2001, and 2000.

Employment Contracts

        The Company entered into an employment contract with an officer, which expires in June 2004. Under terms of the agreement, the Company is to pay a base salary of $250,000 per year. In October 2001, the officer received a voluntary reduction of 25%. This reduction was done to help facilitate the operations of the Company and will be periodically reviewed.

        The Company is party to an employment agreement with Tom Lane, Chief Executive of Advanced Materials, Ltd., dated November 4, 1997 that provides Mr. Lane with an annual salary of EUR 167,110 (approximately $179,000 as of February 20, 2003). Pursuant to this agreement, The Company may be obligated to pay Mr. Lane a severance payment equal to two years of his base salary if his employment is terminated without cause (as defined in the employment agreement).

Litigation

        In October 1996, the Company, and Wilshire Technologies, Inc. ("WTI"), were notified that they had been named in a bodily injury lawsuit pending in the 192nd Judicial District Court of Dallas County Texas, involving silicon breast implants. Such suit alleges that AM supplied certain foam "wipers" which were incorporated into certain implants by manufacturers also named in the suit, which had allegedly caused adverse effects to the plaintiffs. The suit asks for unspecified damages. The Company believes it has no exposure in this case as: (1) Advanced Materials ("AM") was not incorporated at the time of such implants; (2) AM has had no involvement with silicone or other breast implants; (3) AM has never marketed such "wipers"; and, (4) there exists two indemnification agreements that provide protection to the Company. The Company believes the aforementioned provide several layers of protection in the event this case progresses. Accordingly, no provision for any liability has been made in the accompanying consolidated financial statements. An adverse ruling could, however, have a marked adverse effect on the Company's financial condition.

NOTE 9—STOCKHOLDERS' EQUITY

Stock Options

  1993 Stock Option Plan

        The 1993 Stock Option Plan ("1993 Plan"), approved by the stockholders of the Company, authorizes the granting of various options and rights to purchase 1,250,000 shares of common stock of the Company. The 1993 Plan was effectively completed during 1997.

        The 1993 Plan provided for the grant by the Company of options to purchase common stock to employees, consultants, officers and directors of the Company. Options granted under the 1993 Plan could be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, or "non-qualified stock options". Options could be granted for terms of up to 10 years, except for incentive stock options granted to 10% Stockholders, which were limited to 5 years. The exercise price in the case of incentive stock options granted under the 1993 Plan had to be at least equal to the fair market value of the common stock as of the date of grant.

  1997 Stock Option Plan

        On May 4, 1997, the 1997 Stock Option Plan ("1997 Plan") was adopted, effective January 1, 1997, and approved by the Board of Directors of the Company.    The 1997 Plan authorized the granting of various options and rights to purchase up to 1,250,000 shares of common stock of the Company. The 1997 Plan was terminated on August 25, 1997.

        The 1997 Plan provided for the grant by the Company of options to purchase shares of the Company's common stock to employees, consultants, officers and directors of the Company. Options granted under the 1997 Plan could only be "non-qualified stock options". No "incentive stock options", within the meaning of Section 422 of the Internal Revenue Code, could be granted.

  1998 Stock Option Plan

        In April 1998, the stockholders of the Company approved the 1998 Stock Option Plan ("1998 Plan"). The Plan authorizes the granting of various options and rights to purchase up to 1,250,000 shares of common stock of the Company.

        The 1998 Plan provides for the grant by the Company of options to purchase shares of the Company's common stock to its officers, directors, employees and consultants. The 1998 Plan provides that it is to be administered by a committee consisting of two or more members of the Board of Directors. The Committee has discretion, subject to the terms of the 1998 Plan, to select the persons entitled to receive options under the Plan, the terms and conditions on which options are granted, the exercise price, the time period for vesting such shares and the number of shares subject thereto.

        Options granted under the 1998 Plan may be either "incentive stock options", within the meaning of Section 422 of the Internal Revenue Code, or "non-qualified stock options". No incentive stock option may be granted to any person who is not an employee of the Company at the date of grant. Options may be granted under the 1998 Plan for terms of up to 10 years, except for incentive stock options granted to 10% Stockholders, which are limited to 5-year terms. The exercise price in the case of incentive stock options granted under the 1998 Plan has to be at least equal to the fair market value of the common stock as of the date of grant.

        During 2000, the Company issued non-qualifying options to its directors to purchase 60,000 shares of the Company's common stock under the 1998 plan, at an exercise price of $0.94. The options vested immediately and expire in January 2005. No compensation expense was recorded in connection with the issuance of these options as they were issued at the fair market value of the underlying stock at the date of grant.

        During 2001, the Company issued non-qualifying options to its directors to purchase 60,000 shares of the Company's common stock under the 1998 plan, at an exercise price of $0.53. The options vested immediately and expire in January 2006. Additionally, during 2001, the Company issued non-qualifying options to employees to purchase 255,000 shares of the Company's common stock under the 1998 plan, at an exercise price of $0.30, with vesting over five years and expiring in June 2011. No compensation expense was recorded in connection with the issuance of these options as they were issued at the fair market value of the underlying stock at the date of grant.

        During 2002, the Company issued non-qualifying options to its directors to purchase 50,000 shares of the Company's common stock under the 1998 plan, at an exercise price of $0.17. The options vested immediately and expire in January 2007. No compensation expense was recorded in connection with the issuance of these options as they were issued at the fair market value of the underlying stock at the date of grant.

  Other Stock Options

        During 1998, the Company issued options to purchase 301,000 shares of the Company's common stock outside of the 1998 Plan, at exercise prices ranging from $3.38 to $4.00 per share, with vesting periods up to four years and expiring through December 2008. No compensation expense was recorded in connection with the issuance of these options as they were issued at the fair market value of the underlying stock at the dates of grant.

Warrants

        On December 22, 1995, in connection with an amendment to a line of credit agreement with a stockholder, the lender/stockholder was granted a warrant to purchase 90,000 shares of the Company's common stock exercisable for 5 years at an exercise price of $0.75 per share. These warrants expired in December 2000.

        The following table summarizes the options granted and outstanding:

	Number of Shares	Weighted Average Exercise Price
Outstanding, November 30, 1999 (1,312,000 exercisable at a weighted average price of $1.70)	1,776,000	$1.63
Granted (weighted average fair value of $0.63)	60,000	0.94
Exercised	(152,000)	0.60
Canceled/Expired	(100,000)	1.14

Outstanding, November 30, 2000 (1,417,000 exercisable at a weighted average price of $1.66	1,584,000	1.64
Granted (weighted average fair value of $0.25)	335,000	0.34
Canceled/Expired	(164,000)	1.57

Outstanding, November 30, 2001 (1,437,000 exercisable at a weighted average price of $1.60)	1,755,000	1.41
Granted (weighted average fair value of $0.11)	50,000	0.17
Canceled/Expired	(88,000)	1.85

Outstanding, November 30, 2002 (1,506,000 exercisable at a weighted average price of $1.48)	1,717,000	$1.34

        The following table sets forth the exercise prices, the number of options outstanding and exercisable, and the remaining contractual lives of the Company's stock options at November 30, 2002.

Exercise Price	Outstanding	Exercisable	Weighted Average Contractual Life Remaining
	Number of Options
$0.00 - 0.50	490,500	294,500	5.0 years
0.51 - 1.00	475,000	475,000	3.4
1.01 - 1.50	365,000	365,000	3.9
1.51 - 2.00	111,500	96,700	5.4
3.01 - 3.50	75,000	75,000	5.2
3.51 - 4.00	200,000	200,000	3.9

	1,717,000	1,506,200	4.2

SFAS 123 Pro forma Information

        Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using the Black Scholes option pricing model with the following assumptions for the years ended November 30, 2002, 2001, and 2000:

	Years Ending November 30:
	2002	2001	2000
Interest rate	3.5%	3.5%	6.50%
Dividend yield	0.00%	0.00%	0.00%
Expected life of options (years)	5	5	5
Volatility factor	99.00%	79.00%	78.00%

        For purposes of pro forma disclosures, the estimated fair value of the options granted after December 15, 1995, is amortized to expense over the options vesting period. Adjustments are made for options forfeited prior to vesting. The effect on compensation expense, net income, and net income per share had compensation costs for the Company's stock option plans been determined based on the fair value method at the date of grant consistent with the provisions of SFAS 123, for the years ended November 30:

	Years ended November 30:
	2002	2001	2000
Net income (loss), as reported	$(474,000)	$(3,386,000)	$1,173,000

Net income (loss), pro forma	$(498,000)	$(3,443,000)	$943,000

Earnings per share, as reported
Basic	$(0.05)	$(0.39)	$0.14

Diluted	$(0.05)	$(0.39)	$0.13

Earnings per share, pro forma
Basic	$(0.05)	$(0.40)	$0.11

Diluted	$(0.05)	$(0.40)	$0.11

NOTE 10—INCOME TAXES

        Income tax expense (benefit) from continuing operations is as follows:

	Years ended November 30:
	2002	2001	2000
Current:
Federal	$(297,000)	$—	$5,000
State	2,000	1,000	1,000
Foreign	38,000	65,000	—

	(257,000)	66,000	6,000
Deferred:
Federal	—	—	227,000
State	—	—	40,000

Total income tax provision	$(257,000)	$66,000	$273,000

        The components of deferred tax assets and liabilities at November 30 are as follows:

	2002	2001
Deferred tax assets:
Tax (under) over book depreciation	$(311,000)	$(190,000)
Accounts receivable	39,000	79,000
Inventory	141,000	103,000
Accrued expenses	81,000	81,000
Federal net operating loss carryforwards	1,486,000	878,000
State net operating loss carryforwards	161,000	136,000
Goodwill and other intangible assets	662,000	644,000
Restructuring reserve	351,000	420,000

Total deferred tax assets	2,610,000	2,151,000
Less valuation allowance for deferred tax assets	(2,610,000)	(2,151,000)

Net deferred tax assets	$—	$—

        At November 30, 2002 and 2001, the Company had a valuation allowance of $2,610,000 and $2,151,000, respectively, to reduce its deferred tax assets to estimated realizable value. Based on the level of historical taxable income and projections for future taxable income over the periods in which temporary differences are anticipated to reverse, management believes it is more likely than not that the Company will realize the benefits of these deferred tax assets, net of the valuation allowance. However, the amount of the deferred tax asset considered realizable could be adjusted in the future if estimates of taxable income are revised due to changes in circumstances.

        As of November 30, 2002, the Company has net tax operating loss carryforwards of approximately $4,531,000, available to offset future Federal tax liabilities. The carryforwards expire in 2022. As of November 30, 2002, the Company has net operating tax loss carryforwards of approximately $1,820,000 available to offset future state income tax liabilities, which expire through 2014.

        On September 11, 2002, California Governor Gray Davis signed one of the budget trailer bills that implement the state's 2002-2003 Budget Bill (A425). The new law suspends the net operating loss ("NOL") carryover deduction for tax years 2002 and 2003. To compensate for the deduction suspension, the period of availability for these NOL deductions has been extended by up to two years.

        The Company has adopted the position under APB 23 that earnings of its foreign subsidiaries will be permanently reinvested outside of the United States. As such, United States deferred taxes have not been provided for on these earnings.

        United States and Foreign income (loss) from continuing operations before income taxes are as follows:

	Years Ended November 30:
	2002	2001	2000
Pretax income (loss)
Domestic	$(2,521,000)	$(4,605,000)	$176,000
Foreign	1,790,000	1,285,000	603,000

Total	$(731,000)	$(3,320,000)	$779,000

        The reconciliation of the income tax provision (benefit) from continuing operations to taxes computed at U.S. federal statutory rates is as follows:

	Years Ended November 30:
	2002	2001	2000
Income tax (benefit) at statutory rates	$(249,000)	$(1,129,000)	$265,000
Change in federal valuation allowance and other permanent items	(48,000)	997,000	(352,000)
Foreign income/losses recorded without tax (expense) benefit and other	38,000	65,000	368,000
Foreign Sales Corporation	—	—	(9,000)
State and Local income taxes, net of federal income tax	2,000	1,000	1,000

Total	$(257,000)	$66,000	$273,000

NOTE 11—EMPLOYEE BENEFIT PLAN

        The Company has a 401(k) retirement plan that covers the majority of the Company's domestic employees. An employee, at their discretion, can elect to make voluntary contributions to the plan from 0% to 20% of their compensation, up to the maximum amount set by the Internal Revenue Service. The plan requires the Company to make a matching contribution of 33% of the first 6% of the voluntary employee contribution. The Company may also contribute an additional amount determined in its sole judgment. Total expense from this plan related to continuing operations was approximately $0, $44,000 and $51,000 for the years ended November 30, 2002, 2001 and 2000, respectively.

NOTE 12—FASB 131 SEGMENT REPORTING

        The Company's foreign operations include both manufacturing and sales. The manufacturing facility is located in Ireland and the sales joint venture is located in Singapore. Both facilities began operations in fiscal 1998. All of their sales are made to unaffiliated customers. Discontinued operations are included within AMI-US operations for all years presented. The following is a summary of operations by entities within geographic areas for the year ending November 30, 2002, 2001, and 2000:

	AMG-US Operations	AMI-US Operations	AMI- Singapore	AML Ireland	Consolidated
NET SALES
2002	$—	$14,849,000	$11,739,000	$9,699,000	$36,287,000
2001	$—	$17,882,000	$11,541,000	$9,060,000	$38,483,000
2000	$—	$23,304,000	$10,046,000	$6,979,000	$40,329,000
SEGMENT INCOME (LOSS) BEFORE CORPORATE ALLOCATION
2002	$(1,556,000)	$(671,000)	$1,206,000	$547,000	$(474,000)
2001	$(1,864,000)	$(3,514,000)	$1,471,000	$521,000	$(3,386,000)
2000	$(1,975,000	$859,000	$1,686,000	$603,000	$1,173,000

CORPORATE ALLOCATION(1)
2002	$1,556,000	$(712,000)	$(555,000)	$(289,000)	$—
2001	$1,864,000	$(1,064,000)	$(470,000)	$(330,000)	$—
2000	$1,975,000	$(1,242,000)	$(386,000)	$(347,000)	$—
NET INCOME (LOSS)
2002	$—	$(1,383,000)	$651,000	$258,000	$(474,000)
2001	$—	$(4,578,000)	$1,001,000	$191,000	$(3,386,000)
2000	$—	$(383,000)	$1,300,000	$256,000	$1,173,000
DEPRECIATION AND AMORTIZAITON
2002	$—	$(527,000)	$(10,000)	$(302,000)	$(839,000)
2001	$—	$(558,000)	$(10,000)	$(265,000)	$(833,000)
2000	$—	$(582,000)	$(10,000)	$(223,000)	$(815,000)
INCOME TAXES
2002	$—	$294,000	$—	$(37,000)	$257,000
2001	$—	$—	$—	$(66,000)	$(66,000)
2000	$—	$(273,000)	$—	$—	$(273,000)
TOTAL ASSETS
2002	$167,000	$6,912,000	$2,032,000	$3,400,000	$12,511,000
2001	$288,000	$7,032,000	$3,755,000	$3,697,000	$14,772,000

(1)
Corporate allocation represents amounts allocated for general corporate expenses including costs for management, professional services, insurance and interest.

NOTE 13—QUARTERLY FINANCIAL DATA (Unaudited)

        Summarized quarterly financial data for 2002 and 2001 follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
2002
Net sales	$8,660,000	$9,258,000	$9,555,000	$8,814,000	$36,287,000
Gross profit	799,000	880,000	1,081,000	1,115,000	3,875,000
Net loss	(283,000)	(111,000)	27,000	(107,000)	(474,000)
Loss per share:
Basic, continuing operations	$(0.03)	$(0.01)	$0.00	$(0.01)	$(0.05)
Diluted, continuing operations	$(0.03)	$(0.01)	$0.00	$(0.01)	$(0.05)
2001
Net sales	$9,949,000	$9,955,000	$9,379,000	$9,200,000	$38,483,000
Gross profit	1,090,000	1,081,000	778,000	432,000	3,381,000
Net loss	(393,000)	(1,726,000)	(426,000)	(841,000)	(3,386,000)
Loss per share:
Basic, continuing operations	$(0.05)	$(0.20)	$(0.05)	$(0.09)	$(0.39)
Diluted, continuing operations	$(0.05)	$(0.20)	$(0.05)	$(0.09)	$(0.39)

EXHIBIT D

ADVANCED MATERIALS GROUP, INC.
INDEX TO UNAUDITED INTERIM FINANCIAL STATEMENTS

ADVANCED MATERIALS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2003	May 31, 2002	May 31, 2003	May 31, 2002
Net sales	$6,744,000	$9,258,000	$14,226,000	$17,918,000
Cost of sales	5,902,000	8,378,000	12,400,000	16,239,000

Gross profit	842,000	880,000	1,826,000	1,679,000

Operating expenses:
Selling, general and administrative	781,000	783,000	1,584,000	1,667,000
Depreciation and amortization	66,000	93,000	133,000	177,000

Total operating expenses	847,000	876,000	1,717,000	1,844,000

Income (loss) from operations	(5,000)	4,000	109,000	(165,000)
Other income (expense):
Interest expense	(76,000)	(96,000)	(172,000)	(189,000)
Foreign exchange gain	21,000	18,000	27,000	21,000
Other, net	(9,000)	(26,000)	(36,000)	(41,000)

Total other expenses, net	(64,000)	(104,000)	(181,000)	(209,000)

Loss before income taxes	(69,000)	(100,000)	(72,000)	(374,000)
Income tax expense	(9,000)	(11,000)	(21,000)	(20,000)

Net loss	$(78,000)	$(111,000)	$(93,000)	$(394,000)

Basic and diluted loss per common share	$(0.01)	$(0.01)	$(0.01)	$(0.05)

Basic and diluted weighted average common shares outstanding	8,671,272	8,671,272	8,671,272	8,671,272

See accompanying notes to condensed consolidated financial statements

ADVANCED MATERIALS GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31, 2003	November 30, 2002
ASSETS
Current assets:
Cash and cash equivalents	$654,000	$764,000
Accounts receivable, net of allowance of $159,000 and $155,000 at May 31, 2003 and November 30, 2002, respectively	3,371,000	5,464,000
Inventories, net	3,788,000	3,456,000
Prepaid expenses and other	553,000	143,000

Total current assets	8,366,000	9,827,000
Property and equipment, net	2,203,000	2,485,000
Other assets	71,000	199,000

Total assets	$10,640,000	$12,511,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,075,000	$4,387,000
Accrued liabilities	901,000	772,000
Restructuring reserve, current	378,000	378,000
Deferred income	137,000	97,000
Line of credit	1,420,000	3,701,000
Convertible debentures	405,000	—
Current portion of long-term obligations	533,000	599,000

Total current liabilities	8,849,000	9,934,000
Convertible debentures	—	405,000
Deferred compensation, net of current protion	1,094,000	1,094,000
Restructuring reserve, net of current portion	289,000	504,000
Capital leases, net of current portion	70,000	143,000

Total liabilities	10,302,000	12,080,000

Commitments and contingencies
Stockholders' equity:
Preferred stock—$.001 par value; 5,000,000 shares authorized no shares issued and outstanding	—	—
Common stock—$.001 par value; 25,000,000 shares authorized; 8,671,272 shares issued and outstanding at May 31, 2003 and November 30, 2002	9,000	9,000
Additional paid-in capital	7,083,000	7,083,000
Accumulated deficit	(6,754,000)	(6,661,000)

Total stockholders' equity	338,000	431,000

Total liabilities and stockholders' equity	$10,640,000	$12,511,000

See accompanying notes to condensed consolidated financial statements

ADVANCED MATERIALS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	May 31, 2003	May 31, 2002
Cash flows from operating activities:
Net loss	$(93,000)	$(394,000)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	431,000	449,000
Provision for bad debt	4,000	90,000
Provision for obsolete inventory	(156,000)	24,000
Interest on deferred compensation	48,000	70,000
Gain on disposal of fixed assets	—	(13,000)
Changes in operating assets and liabilities:
Accounts receivable	1,607,000	824,000
Inventories	(176,000)	(55,000)
Prepaid expenses and other	(282,000)	(15,000)
Accounts payable and accrued liabilities	818,000	(985,000)
Restructuring reserve	(215,000)	(208,000)
Deferred income	40,000	(103,000)

Net cash (used in) provided by operating activities	2,026,000	(316,000)

Cash flows from investing activities:
Purchases of property and equipment	(149,000)	(182,000)
Amounts borrowed by affiliate Proceeds from the sale of property and equipment	—	13,000

Net cash used in investing activities	(149,000)	(169,000)

Cash flows from financing activities:
Net borrowings (repayments) under line of credit	(2,281,000)	70,000
Repayments of other long-term obligations	(188,000)	(228,000)

Net cash used in financing activities	(2,469,000)	(158,000)

Net change in cash and cash equivalents	(592,000)	(643,000)
Cash and cash equivalents, beginning of period	1,246,000	1,303,000

Cash and cash equivalents, end of period	$654,000	$660,000

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$172,000	$193,000

Income taxes	$21,000	$—

See accompanying notes to condensed consolidated financial statements

ADVANCED MATERIALS GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1)    BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and therefore do not include all information and footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

        The unaudited condensed consolidated financial statements do, however, reflect all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management, necessary to state fairly the financial position as of May 31, 2003 and November 30, 2002 and the results of operations and cash flows for the related interim periods ended May 31, 2003 and 2002. However, these results are not necessarily indicative of results for any other interim period or for the year. It is suggested that the accompanying condensed consolidated financial statements be read in conjunction with the Company's audited consolidated financial statements and accompanying notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002.

        The Company has incurred substantial losses from operations, has a working capital deficit and has not been in compliance with minimum net income, minimum book net worth and debt service coverage ratio covenants, and therefore is in technical default under the compliance provisions of its bank line of credit and term loan. In order to fund present and future operations, the Company needs to return to profitability and cure its covenant violations with its lender or find a replacement lender with acceptable terms. While the Company is in the process of attempting to cure its line of credit violations, and has initiated plans to return to profitability, there are no assurances that the Company will be successful in completing these critical tasks. If the Company is unable to successfully complete these critical tasks, it may be forced to reduce its operations and/or liquidate inventory at amounts below current carrying value to generate the necessary working capital to fund its operations.

2)    INVENTORIES

        Inventories are stated at the lower of cost (determined on the first-in, first-out method) or market. Inventories consisted of the following:

	May 31, 2003	November 30, 2002
	(unaudited)
Raw Materials	$2,485,000	$2,051,000
Work-in-process	81,000	170,000
Finished Goods	1,307,000	1,476,000

	3,873,000	3,697,000
Less allowance for obsolete inventory	(85,000)	(241,000)

	$3,788,000	$3,456,000

3)    BASIC AND DILUTED LOSS PER COMMON SHARE

        Basic and diluted loss per share is computed in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"). In the computations for the three and six-month periods ended May 31, 2003 and 2002, common equivalent shares are excluded from diluted loss per share as their effect is antidilutive. Basic and diluted loss for the three and six months ended May 31, 2003 and 2002 are as follows:

	Three Months Ended		Six Months Ended
	May 31, 2003	May 31, 2002	May 31, 2003	May 31, 2002
Net loss	$(78,000)	$(111000)	$(93,000)	$(394,000)

Denominator: Weighted average common shares outstanding	8,671,272	8,671,272	8,671,272	8,671,272

Basic and diluted net loss per common share	$(0.01)	$(0.01)	$(0.01)	$(0.05)

4)    SEGMENT REPORTING

        The Company's foreign operations include both manufacturing and sales. The manufacturing facility is located in Ireland and the sales joint venture is located in Singapore. Both facilities began operations in fiscal 1998. All of the sales are made to unaffiliated customers. The following is a summary of selected financial information by entities within geographic areas for the three and six months ended May 31, 2003 and 2002.

	AMG-US Operations	AMI-US Operations	AMI-Singapore	AMI Ireland	Consolidated
Three Months Ended May 31, 2003 and 2002
Revenue:
2003	$—	$2,620,000	$1,674,000	$2,450,000	$6,744,000
2002	$—	$3,633,000	$3,111,000	$2,514,000	$9,258,000
Segment Income (Loss):
2003	$(364,000)	$16,000	$143,000	$127,000	$(78,000)
2002	$(417,000)	$(52,000)	$247,000	$111,000	$(111,000)
Corporate Allocation(1):
2003	$364,000	$(112,000)	$(119,000)	$(133,000)	$—
2002	$417,000	$(164,000)	$(140,000)	$(113,000)	$—
Net Income (Loss):
2003	$—	$(96,000)	$24,000	$(6,000)	$(78,000)
2002	$—	$(216,000)	$107,000	$(2,000)	$(111,000)
Six Months Ended May 31, 2003 and 2002
Revenue:
2003	$—	$5,648,000	$3,940,000	$4,638,000	$14,226,000
2002	$—	$6,923,000	$6,252,000	$4,743,000	$17,918,000
Segment Income (Loss):
2003	$(773,000)	$56,000	$341,000	$283,000	$(93,000)
2002	$(860,000)	$(287,000)	$567,000	$186,000	$(394,000)
Corporate Allocation(1):
2003	$773,000	$(244,000)	$(275,000)	$(254,000)	$—
2002	$860,000	$(334,000)	$(298,000)	$(228),000	$—
Six Months Ended May 31, 2003 and 2002
Net Income (Loss):
2003	$—	$(188,000)	$66,000	$29,000	$(93,000)
2002	$—	$(621,000)	$269,000	$(42,000)	$(394,000)
Total Assets: As of May 31, 2003 and November 30, 2002
2003	$110,000	$5,196,000	$997,000	$4,337,000	$10,640,000
2002	$167,000	$6,912,000	$2,032,000	$3,400,000	$12,511,000

(1)
Corporate allocation represents amounts allocated for general corporate expenses including costs for management, professional services, insurance and interest.

5)    CONTINGENT LIABILITIES

        Material legal proceedings to which the Company is a party are discussed in Part 1, Item 3, in the Company's latest Annual Report on Form 10-K and in Part II, Item 1 of this Form 10-Q.

6)    RECENT ACCOUNTING PRONOUNCEMENTS

        On July 30, 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. SFAS No. 146 replaces the prior guidance that was provided by Emerging Issues Task Force Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Management currently believes that the adoption of SFAS No. 146 will not have a material impact on the Company's financial statements.

        In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation, Transition and Disclosure, an amendment of FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Bulletin Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in the interim financial information. The amendments to SFAS No. 123 that provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation are effective for financial statements for fiscal years ending after December 15, 2002. The amendment to SFAS No. 123 relating to disclosure and the amendment to Opinion No.28 is effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. Early application is encouraged. Management currently believes that the adoption of SFAS No. 148 will not have a material impact on the Company's financial statements.

7)    SUBSEQUENT EVENTS

        On June 17, 2003, the Company signed a non-binding letter of intent to sell the stock of its wholly-owned subsidiary in Ireland, Advanced Materials Ltd. ("AML-Ireland") to a group of investors headed by the management of AML-Ireland. The sale is expected to close in August 2003 and is subject to conditions, including receipt of necessary consents, compliance with all applicable laws and receipt of financing by the buyer. The total consideration for the sale is expected to be approximately $3.2 million, consisting of $2.1 million in forgiveness of debt and $1.1 million in cash.

        On June 20, 2003, the Company signed an amendment to its manufacturing agreement in Singapore with Foamex Asia ("Foamex") to change the vendor of record for the customer supplied under the agreement from the Company to Foamex. Although this change will not affect the company's share of the profitability under the agreement, it will cause a significant reduction in its future reported revenues. Previously, the Company purchased the raw materials for the production of product and billed the end customer and therefore recognized the gross sales and cost of sales on its financials. Under the amended agreement, it will no longer purchase the raw materials or bill the end customer and will only recognize its portion of profit as revenue.

EXHIBIT E

ADVANCED MATERIALS LTD.
INDEX TO UNAUDITED FINANCIAL STATEMENTS

ADVANCED MATERIALS LTD.
STATEMENTS OF OPERATIONS
(Unaudited)

	Six-months Ended May 31, 2003	2002	2001	2000
Net sales	$4,638,000	$9,698,000	$9,060,000	$6,979,000

Cost and expenses:
Cost of sales	3,716,000	8,068,000	7,496,000	5,457,000
Selling, general and administrative	612,000	1,041,000	929,000	773,000
Interest expense (income), net	5,000	(5,000)	9,000	20,000
Depreciation and amortization	27,000	54,000	57,000	59,000
Other, net	(26,000)	(44,000)	(18,000)	67,000

Total costs and expenses	4,334,000	9,114,000	8,473,000	6,376,000

Income from operations	304,000	584,000	587,000	603,000
Corporate allocations	253,000	289,000	330,000	347,000
Income tax expense	21,000	37,000	66,000	—

Net income	$30,000	$258,000	$191,000	$256,000

See accompanying notes to financial statements

ADVANCED MATERIALS LTD.
BALANCE SHEETS
(Unaudited)

	May 31, 2003	November 30, 2002	November 30, 2001
ASSETS
Current assets:
Cash	$596,000	$608,000	$1,028,000
Accounts receivable, net of allowance of $76,000, $58,000 and $25,000 at May 31, 2003 and November 30, 2002 and 2001, respectively	1,049,000	697,000	669,000
Inventories	1,808,000	1,146,000	972,000
Prepaid expenses and other	152,000	7,000	226,000

Total current assets	3,605,000	2,458,000	2,895,000
Property and equipment, net	714,000	802,000	709,000
Due from parent	2,006,000	813,000	—
Other assets	16,000	141,000	92,000

Total assets	$6,341,000	$4,214,000	$3,696,000

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$3,193,000	$1,305,000	$1,062,000
Accrued liabilities	615,000	406,000	389,000

Total current liabilities	3,808,000	1,711,000	1,451,000

Stockholder's equity:
Paid-in capital	1,905,000	1,905,000	1,905,000
Retained earnings	628,000	598,000	340,000

Total stockholder's equity	2,533,000	2,503,000	2,245,000

Total liabilities and stockholder's equity	$6,341,000	$4,214,000	$3,696,000

See accompanying notes to financial statements

ADVANCED MATERIALS LTD.
STATEMENTS OF STOCKHOLDER'S EQUITY
(Unaudited)

	Paid-in Capital	Retained Earnings	Total Stockholder's Equity
Balances, November 1, 1999	$1,905,000	$(131,000)	$1,774,000
Adjustment for change in fiscal year end		24,000	24,000
Net income	—	256,000	256,000

Balances, November 30, 2000	1,905,000	149,000	2,054,000
Net income	—	191,000	191,000

Balances, November 30, 2001	1,905,000	340,000	2,245,000
Net income	—	258,000	258,000

Balances, November 30, 2002	1,905,000	598,000	2,503,000
Net income	—	30,000	30,000

Balances, May 31, 2003	$1,905,000	$628,000	$2,533,000

See accompanying notes to financial statements

ADVANCED MATERIALS LTD.
STATEMENTS OF CASH FLOWS
(Unaudited)

		Year Ended November 30,
	Six Months Ended May 31, 2003
		2002	2001	2000
Cash flows from operating activities:
Net income	$30,000	$258,000	$191,000	$256,000
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	179,000	201,000	244,000	243,000
Changes in operating assets and liabilities:
Accounts receivable	(352,000)	(28,000)	64,000	(105,000)
Inventories	(662,000)	(174,000)	30,000	(171,000)
Prepaid expenses and other	(20,000)	170,000	(25,000)	(147,000)
Accounts payable and accrued liabilities	2,097,000	260,000	586,000	(190,000)

Net cash provided by (used in) operating activities	1,272,000	687,000	1,090,000	(114,000)

Cash flows from investing activities:
Purchases of property and equipment	(91,000)	(294,000)	(200,000)	(360,000)
(Increase) decrease in amounts due from parent	(1,193,000)	(813,000)	354,000	412,000

Net cash provided by (used in) investing activities	(1,284,000)	(1,107,000)	154,000	52,000

Cash flows from financing activities:
Borrowings (repayments) under line of credit	—	—	(472,000)	76,000

Net cash provided by (used in) financing activities	—	—	(472,000)	76,000

Net change in cash and cash equivalents	(12,000)	(420,000)	772,000	14,000
Cash and cash equivalents, beginning of period	608,000	1,028,000	256,000	242,000

Cash and cash equivalents, end of period	$596,000	$608,000	$1,028,000	$256,000

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$5,000	$5,000	$29,000	$34,000

Income taxes	$21,000	$37,000	$66,000	$—

See accompanying notes to financial statements.

ADVANCED MATERIALS LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

        Advanced Materials Ltd. (the "Company") engages in the conversion of specialty materials, including foams, films and adhesive composites into components and finished products for the computer peripheral and consumer products markets.

Basis of Presentation

        The unaudited financial statements reflect all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management, necessary to state fairly the financial position as of May 31, 2003 and November 30, 2002 and 2001 and the results of operations and cash flows for the related periods ended May 31, 2003 and November 30, 2002, 2001 and 2000.

Fiscal Year Change

        During calendar 2000, the Company changed its fiscal year end from October 31 to November 30. The statement of operations for the year ended November 30, 2000 includes the results of operations for the twelve months ended October 31, 2000. The results of operations for the transition period of November 1 to November 30, 2000 were charged to retained earnings in order to report only twelve months of operating results.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

        The Company considers highly liquid investments with a remaining maturity of three months or less when purchased to be cash equivalents. The Company's cash equivalents at May 31, 2003, November 30, 2002 and 2001 consisted primarily of investments in a money market fund.

Fair Value of Financial Instruments

        The Company's cash and cash equivalents, accounts receivable, and accounts payable approximated fair value at May 31, 2003 and November 30, 2002 and 2001 because of the relatively short maturity of these instruments.

Inventories

        Inventories are stated at the lower of cost (first-in, first-out method) or market. Cost includes raw materials, labor, manufacturing overhead and purchased products. Market is determined by comparison with recent purchases or net realizable value. Net realizable value is based on forecasts for sales of the Company's products in the ensuing years. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown on the accompanying balance sheets.

Property and Equipment

        Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized. Repairs and maintenance costs are charged to operations as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and gains or losses from retirements and dispositions are credited or charged to operations. Depreciation and amortization are computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are being amortized on a straight-line basis over the lesser of the useful life of the related improvements or term of the lease. Depreciation expense was approximately $179,000, $201,000, $244,000 and $243,000 for the six-month period ended May 31, 2003 and the years ended November 30, 2002, 2001, and 2000, respectively, of which $152,000, $147,000, $187,000 and $184,000, respectively, is included in cost of sales in the accompanying statements of operations.

Revenue Recognition

        The Company recognizes revenue from product sales when it is realized or realizable and earned, which is generally at the time of shipment and passage of title. Revenue is considered to be realized or realizable and earned when there is persuasive evidence of a sales arrangement in the form of a contract or a purchase order, the product has been shipped, the sales price is fixed or determinable and collectibility is reasonably assured. The Company records revenue for shipping costs charged to customers. The related shipping costs incurred are recorded in cost of sales.

  Customers

        The Company provides credit in the normal course of business to customers throughout the United States and foreign markets. The Company performs ongoing credit evaluations of its customers. The Company maintains reserves for potential credit losses based upon the Company's historical experience related to credit losses.

        Hewlett Packard accounted for 73%, 73%, 80% and 80% of revenues for the six-month period ended May 31, 2003 and the years ended November 30, 2002, 2001 and 2000, respectively. Hewlett Packard accounted for 11%, 17% and 50% of consolidated accounts receivable as of May 31, 2003 and November 30, 2002 and 2001, respectively. The loss of Hewlett Packard as a customer or a decline in the economic prospects of Hewlett Packard would have a material adverse effect on the Company's financial position and results of operations.

  Suppliers

        Foamex accounted for 73%, 48%, 60% and 65% of purchases for the six-month period ended May 31, 2003 and the years ended November 30, 2002, 2001 and 2000, respectively. Foamex accounted for 50%, 46% and 84% of consolidated accounts payable at May 31, 2003 and November 30, 2002 and 2001, respectively. Management believes that the loss of Foamex as a major supplier of foam could adversely affect the Company's business. If another supplier's products were to be substituted by our customers in critical applications, there are no assurances that the Company would retain the favorable supply position that it has earned as an authorized converter/fabricator for Foamex.

Risks and Uncertainties

  Environmental Regulation and Operating Considerations

        The manufacture of certain products by the Company requires the purchase and use of chemicals and other materials, which are or may be, classified as hazardous substances. The Company does not maintain environmental impairment insurance. There can be no assurance that the Company and will not incur environmental liability or that hazardous substances are not or will not be present at their facilities.

        The Company is subject to regulations administered by EU and Irish agencies. Among other things, these regulatory bodies impose restrictions to control air, soil and water pollution. The extensive regulatory framework imposes significant complications, burdens and risks on the Company. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions and/or impose civil and criminal fines or sanctions in the case of violations. The Company believes that its manufacturing activities are in substantial compliance with all material EU and Irish laws and regulations governing its operations.

        Various laws and regulations relating to safe working conditions are also applicable to the Company. The Company believes it is in substantial compliance with all material EU and Irish laws and regulations regarding safe working conditions.

Foreign Currency Transactions

        The accompanying financial statements are presented in United States dollars. Foreign translation gains and losses from remeasurement are included in the statements of operations. Foreign exchange (gains) losses for the six-month period ended May 31, 2003 and the years ended November 30, 2002, 2001 and 2000 were approximately $(26,000), $(44,000), $(13,000) and $67,000, respectively.

Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates expected to apply when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts, which are more likely than not to be realized. The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Recent Accounting Pronouncements

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." SFAS 144 is effective for fiscal years beginning after December 15, 2001. AMG will adopt SFAS 144 beginning in the fiscal year 2003. The Company does not believe that the adoption of SFAS 144 will materially impact the Company's financial position or results of operations.

        On July 30, 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. SFAS No. 146 replaces the prior guidance that was provided by EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Management currently believes that the adoption of SFAS No. 146 will not have a material impact on the financial statements.

        In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation, Transition and Disclosure, an amendment of FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in the interim financial information. The amendments to SFAS No. 123 that provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation are effective for financial statements for fiscal years ending after December 15, 2002. The amendment to SFAS No. 123 relating to disclosure and the amendment to Opinion 28 is effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. Early application is encouraged. Management currently believes that the adoption of SFAS No. 148 will not have a material impact on the financial statements.

NOTE 2—INVENTORIES

        Inventories consist of the following at May 31, 2003 and November 30, 2002 and 2001:

	2003	2002	2001
Raw materials	$1,692,000	926,000	831,000
Work-in-progress	10,000	8,000	5,000
Finished goods	106,000	212,000	136,000

	$1,808,000	$1,146,000	$972,000

NOTE 3—PROPERTY AND EQUIPMENT

        Property and equipment consists of the following at May 31, 2003 and November 30, 2002 and 2001:

	2003	2002	2001
Machinery and equipment	$1,511,000	$1,502,000	$1,110,000
Furniture and fixtures	133,000	133,000	133,000
Transportation equipment	137,000	94,000	94,000
Leasehold improvements	157,000	118,000	115,000

	1,938,000	1,847,000	1,452,000
Less accumulated depreciation	(1,224,000)	(1,045,000)	(743,000)

	$714,000	$802,000	$709,000

NOTE 4—DUE FROM PARENT

        Due from parent as of May 31, 2003, consists of $813,000 in cash advances and $1,193,000 in trade receivables due from Advanced Materials Group, Inc., the company's sole stockholder. Due from parent as of November 31, 2002, consists of $813,000 in cash advances from Advanced Materials Group, Inc. Such amounts are non-interest bearing and due upon demand.

NOTE 5—COMMITMENTS AND CONTINGENCIES

Leases

        The Company leases approximately 37,500 square feet of manufacturing and office space outside of Dublin, Ireland. The Company pays rent of EUR 18,570 per month (equivalent to approximately $19,970 per month at May 31, 2003), and the lease expires in February 2008.

        Approximate future minimum operating lease obligations at November 30, 2002 are as follows:

2003	$240,000
2004	240,000
2005	240,000
2006	240,000
2007	240,000
Thereafter	60,000

Total minimum lease obligations	$1,260,000

Employment Contracts

        The Company is party to an employment agreement with Tom Lane, Chief Executive of Advanced Materials, Ltd., dated November 4, 1997 that provides Mr. Lane with an annual salary of EUR 167,110 (approximately $179,000 as of May 31, 2003). Pursuant to this agreement, The Company may be obligated to pay Mr. Lane a severance payment equal to two years of his base salary if his employment is terminated without cause (as defined in the employment agreement).

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SUMMARY SHEET
INFORMATION ABOUT THE KEY PARTIES TO THE ACTION
INFORMATION ABOUT THE KEY TERMS OF THE ACTION
INFORMATION ABOUT THE KEY REASONS FOR AND ANTICIPATED IMPACTS OF THE ACTION
INFORMATION ABOUT APPROVALS OF THE ACTION
OTHER INFORMATION
  EXHIBIT A
  EXHIBIT B
ADVANCED MATERIALS GROUP, INC. PRO FORMA FINANCIAL DATA
ADVANCED MATERIALS GROUP, INC. PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF MAY 31, 2003 (Unaudited)
ADVANCED MATERIALS GROUP, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS SIX MONTHS ENDED MAY 31, 2003 (Unaudited)
ADVANCED MATERIALS GROUP, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS YEAR ENDED NOVEMBER 30, 2002
Notes to Pro Forma Condensed Consolidated Financial Statements
  EXHIBIT C
ADVANCED MATERIALS GROUP, INC. INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Certified Public Accountants
ADVANCED MATERIALS GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
ADVANCED MATERIALS GROUP, INC. CONSOLIDATED BALANCE SHEETS
ADVANCED MATERIALS GROUP, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
ADVANCED MATERIALS GROUP, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
ADVANCED MATERIALS GROUP, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  EXHIBIT D
ADVANCED MATERIALS GROUP, INC. INDEX TO UNAUDITED INTERIM FINANCIAL STATEMENTS
ADVANCED MATERIALS GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
ADVANCED MATERIALS GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
ADVANCED MATERIALS GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
ADVANCED MATERIALS GROUP, INC. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  EXHIBIT E
ADVANCED MATERIALS LTD. INDEX TO UNAUDITED FINANCIAL STATEMENTS
ADVANCED MATERIALS LTD. STATEMENTS OF OPERATIONS (Unaudited)
ADVANCED MATERIALS LTD. BALANCE SHEETS (Unaudited)
ADVANCED MATERIALS LTD. STATEMENTS OF STOCKHOLDER'S EQUITY (Unaudited)
ADVANCED MATERIALS LTD. STATEMENTS OF CASH FLOWS (Unaudited)
ADVANCED MATERIALS LTD. NOTES TO FINANCIAL STATEMENTS